Exhibit 4.1

SEAGATE HDD CAYMAN

as Issuer

SEAGATE TECHNOLOGY UNLIMITED COMPANY

SEAGATE TECHNOLOGY HOLDINGS PLC

as Guarantors

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of September 13, 2023

3.50% Exchangeable Senior Notes due 2028

i

ARTICLE 10 CONSOLIDATION, MERGER, AMALGAMATION OR SALE OF ASSETS		90

Section 10.01.	The Issuer May Consolidate, Etc., Only on Certain Terms	90
Section 10.02.	Guarantors May Consolidate, Etc., Only on Certain Terms	90
Section 10.03.	Successor Substituted	91

ARTICLE 11 THE TRUSTEE		91

Section 11.01.	Duties and Responsibilities of Trustee	91
Section 11.02.	Notice of Defaults	92
Section 11.03.	Reliance on Documents, Opinions, Etc.	93
Section 11.04.	No Responsibility for Recitals, Etc.	94
Section 11.05.	Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes	94
Section 11.06.	Monies to be Held in Trust	94
Section 11.07.	Compensation and Expenses of Trustee	94
Section 11.08.	Officer’s Certificate as Evidence	95
Section 11.09.	Conflicting Interests of Trustee	95
Section 11.10.	Eligibility of Trustee	95
Section 11.11.	Resignation or Removal of Trustee	96
Section 11.12.	Acceptance by Successor Trustee	97
Section 11.13.	Succession by Merger, Etc.	97
Section 11.14.	Preferential Collection of Claims	98
Section 11.15.	Trustee’s Application for Instructions from the Issuer	98

ARTICLE 12 HOLDERS’ LISTS AND REPORTS BY TRUSTEE		98

Section 12.01.	Issuer to Furnish Trustee Names and Addresses of Holders	99
Section 12.02.	Preservation of Information; Communications to Holders	98
Section 12.03.	Reports By Trustee	98

ARTICLE 13 SATISFACTION AND DISCHARGE		99

Section 13.01.	Discharge of Liability on Notes	99
Section 13.02.	Deposited Moneys to Be Held in Trust	99
Section 13.03.	Paying Agent to Repay Monies Held	99
Section 13.04.	Repayment to the Issuer	100
Section 13.05.	Reinstatement	100

ARTICLE 14 SUPPLEMENTAL INDENTURES		100

Section 14.01.	Without Consent of Holders	100
Section 14.02.	With Consent of Holders	101
Section 14.03.	Notices of Supplemental Indentures	102
Section 14.04.	Execution of Supplemental Indentures	102

ARTICLE 15 GUARANTEES		102

Section 15.01.	Guarantees	102
Section 15.02.	Successors and Assigns	104
Section 15.03.	No Waiver	104
Section 15.04.	Modification	104
Section 15.05.	Release of Guarantors and Termination of Guarantee	105

INDENTURE, dated as of September 13, 2023, by and among Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (as more fully set forth in Section 1.01, the “Issuer”), Seagate Technology Holdings Public Limited Company, a public limited company incorporated under the laws of Ireland and ultimate parent of the Issuer, as guarantor (as more fully set forth in Section 1.01, the “Parent”), Seagate Technology Unlimited Company, a private unlimited company incorporated under the laws of Ireland and indirect parent of the Issuer (“Seagate Technology Unlimited Company”), as guarantor (each of the Parent and Seagate Technology Unlimited Company, as more fully set forth in Section 1.01, a “Guarantor” and, collectively, the “Guarantors”), and Computershare Trust Company, National Association, a national banking association, as Trustee (as more fully set forth in Section 1.01, the “Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the creation of an issue of 3.50% Exchangeable Senior Notes due 2028 (each a “Note” and collectively, the “Notes”) guaranteed on a senior unsecured basis by the Guarantors of the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture and each Guarantor has duly authorized the execution and delivery of this Indenture and issuance of its Guarantee of the Notes (as more fully set forth in Section 1.01, the “Guarantees”); and

WHEREAS, all things necessary to make the Notes and the Guarantees, when the Notes are executed by the Issuer and this Indenture is executed by the Issuer and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Issuer and the Guarantors, respectively, the valid and legally binding obligations of the Issuer and the Guarantors, respectively, and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with the terms of the Notes, the Guarantees and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes and the Guarantees by the Holders thereof, it is mutually agreed, for the benefit of the Issuer and the Guarantors and the equal and proportionate benefit of all Holders of the Notes and the Guarantees, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“1% exception” has the meaning specified in Section 7.05(l).

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 4.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(a), Section 4.06(b) and Section 9.04 hereof, as applicable.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof.

“Additional Shares” has the meaning specified in Section 7.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent Members” has the meaning specified in Section 3.05(b).

“applicable Exchange Price” means the Exchange Price in effect at any given time.

“applicable Exchange Rate” means the Exchange Rate in effect at any given time.

“Applicable Procedures” means, with respect to any matter at any time relating to a Global Note or any beneficial interest therein, the rules, policies and procedures of the Depositary applicable to such matter.

“Applicable Taxes” has the meaning specified in Section 4.10.

“Authorized Agent” has the meaning specified in Section 16.13(c).

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar bankruptcy, insolvency or other U.S. federal or state law, or equivalent foreign law (including Irish or Cayman Islands law), for the relief of debtors, whether now or hereafter in effect.

“Bid Solicitation Agent” means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 7.01(b). The Issuer shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the Board of Directors of the Issuer or any duly authorized committee of that board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Called Notes” means Notes called for redemption pursuant to Article 5 or subject to a Deemed Redemption.

“Cash Percentage” has the meaning specified in Section 7.03(b)(iii).

“Change in Tax Law” has the meaning specified in Section 5.01(a).

“Clause A Distribution” has the meaning specified in Section 7.05(c).

“Clause B Distribution” has the meaning specified in Section 7.05(c).

“Clause C Distribution” has the meaning specified in Section 7.05(c).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Company Order” means a written request or order signed in the name of the Issuer by any Officer, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 1505 Energy Park Drive, St. Paul, MN 55108, Attention Corporate Trust Services – Seagate HDD Cayman Administrator, or such other address in the contiguous United States as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office in the contiguous United States of any successor Trustee (or such other address in the contiguous United States as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means any receiver, examiner, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Exchange Value” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, 2.50% (1/40th) of the product of (i) the applicable Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Net Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period:

(a) if the Issuer does not elect a Cash Percentage or the Issuer elects (or is deemed to have elected) a Cash Percentage of 0% as set forth herein, a number of Ordinary Shares equal to (i) the difference between the Daily Exchange Value for such VWAP Trading Day and $25, divided by (ii) the Daily VWAP for such VWAP Trading Day;

(b) if the Issuer elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Exchange Value for such VWAP Trading Day and $25; or

(c) if the Issuer elects a Cash Percentage of less than 100% but greater than 0% as set forth herein, (i) cash in an amount equal to the product of (x) the difference between the Daily Exchange Value for such VWAP Trading Day and $25 and (y) the Cash Percentage, plus (ii) a number of Ordinary Shares equal to the product of (x)(A) the difference between the Daily Exchange Value for such VWAP Trading Day and $25, divided by (B) the Daily VWAP for such VWAP Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount” for any of the 40 consecutive VWAP Trading Days during an Observation Period, shall consist of:

(1) cash in an amount equal to the lesser of (a) $25 and (b) the Daily Exchange Value for such VWAP Trading Day; and

(2) if the Daily Exchange Value for such VWAP Trading Day exceeds $25, the Daily Net Settlement Amount for such VWAP Trading Day.

“Daily VWAP” means, for any of the 40 consecutive VWAP Trading Days during an Observation Period, the per Ordinary Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “STX<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such VWAP Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deemed Redemption” has the meaning specified in Section 7.01(d).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means DTC until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 7.05(c).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 7.06(b), except that, as used in Section 7.05, “Effective Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share consolidation, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Parent or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 4.02.

“Exchange Consideration” has the meaning specified in Section 7.03(c).

“Exchange Date” has the meaning specified in Section 7.02(a).

“Exchange Notice” has the meaning specified in Section 7.02(a).

“Exchange Obligation” has the meaning specified in Section 7.01.

“Exchange Price” means, per Ordinary Share, $1,000 divided by the applicable Exchange Rate.

“Exchange Rate” has the meaning specified in Section 7.01.

“Excluded Holder” has the meaning specified in Section 5.03(b).

“Exempted Fundamental Change” has the meaning specified in Section 8.02(c).

“FATCA” has the meaning specified in Section 4.10(a)(i).

“Financial Institution Surrender” has the meaning specified in Section 7.03(c).

“Financial Institution Surrender Election” has the meaning specified in Section 7.03(c).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Note.

“Form of Note” means the “Form of Note” set forth in Section 2.02.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 2 to the Form of Note.

“Freely Tradable” means, with respect to any Notes and any proposed transfer thereof, that such Notes are freely tradable pursuant to Rule 144 by Holders other than the Issuer’s or any Guarantor’s Affiliates or Holders that were the Issuer’s or any Guarantor’s Affiliates at any time during the three months immediately preceding the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

“Free Trade Date” means, for any Notes, the date that is one year after the Last Date of Original Issuance of such Notes under this Indenture.

“Fundamental Change” shall be deemed to have occurred at the time after the Issue Date of the Notes if any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Parent or its Subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares representing more than 50% of the voting power of the Ordinary Shares, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) regardless of whether such a filing has actually been made under the Exchange Act; provided, that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2) the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or consolidation) as a result of which the Ordinary Shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (B) any share exchange, consolidation or merger of, or scheme of arrangement involving, the Parent pursuant to which the Ordinary Shares will be converted into, or exchanged for, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than one of the Parent’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Ordinary Share Capital or common equity of the Parent immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the issued Ordinary Share Capital or common equity of the continuing or surviving Person or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Parent’s shareholders approve any plan or proposal for the liquidation or dissolution of the Parent (other than in a transaction described in clause (2) above); or

(4) Ordinary Shares (or other Ordinary Share Capital or common equity interests into which the Notes are then exchangeable pursuant to the terms of this Indenture) cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that in the case of an event, transaction or series of related transactions described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Ordinary Shares (excluding cash payments for fractional Ordinary Shares or dissenter’s rights) in the event, transaction or transactions that would otherwise constitute a Fundamental Change consists of Publicly Traded Securities, and as a result of such event, transaction or transactions, the Notes become exchangeable into such consideration, excluding cash payments for fractional Ordinary Shares or dissenter’s rights (subject to Section 7.03), such event, transaction or transactions shall not be a “Fundamental Change.”

If any transaction in which the Ordinary Shares are replaced by the securities of another Person occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (4) of the definition of Fundamental Change set forth above), references to the Parent in the definition of “Fundamental Change” above shall instead be references to such other Person.

“Fundamental Change Notice” has the meaning specified in Section 8.02(a).

“Fundamental Change Notice Date” has the meaning specified in Section 8.02(a).

“Fundamental Change Repurchase Date” has the meaning specified in Section 8.01(c).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 8.03(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 8.01(b).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

“Guaranteed Obligations” has the meaning specified in Section 15.01.

“Guarantees” means the full and unconditional guarantees provided by the Guarantors in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

“Guarantor” means each of the corporations named as a “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

“Initial Dividend Threshold” shall have the meaning specified in Section 7.05(d).

“Initial Notes” has the meaning specified in Section 3.01.

“Initial Purchasers” means the initial purchasers named in Schedule I to the Purchase Agreement.

“Interest Payment Date” means each March 1 and September 1 of each year (whether or not a Business Day), beginning March 1, 2024, and June 1, 2028.

“Issue Date” means September 13, 2023.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument and, subject to the provisions of Article 10, shall include its successors and assigns.

“Last Date of Original Issuance” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date the Issuer first issues such Notes; and (ii) the last date any Notes are originally issued pursuant to the exercise of the Initial Purchasers’ over-allotment option under the Purchase Agreement; and (b) with respect to any Additional Notes issued pursuant to Section 3.01, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” means, for the Ordinary Shares (or any other security for which a Last Reported Sale Price must be determined), on any Trading Day, the closing sale price per Ordinary Share (or such other security, as the case may be) (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares (or such other security as the case may be) are listed. If the Ordinary Shares (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Ordinary Shares (or such other security, as the case may be) will be the last quoted bid price for the Ordinary Shares (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization. If the Ordinary Shares (or such other security, as the case may be) are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Ordinary Shares (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose, which may include one or more of the Initial Purchasers.

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Make-Whole Fundamental Change Effective Date” has the meaning specified in Section 7.06(a).

“Make-Whole Fundamental Change Period” has the meaning specified in Section 7.06(a).

“Maturity Date” means June 1, 2028.

“Maximum Exchange Rate” has the meaning specified in Section 7.06(e).

“Measurement Period” has the meaning specified in Section 7.01(b).

“Merger Common Stock” has the meaning specified in Section 7.07(g).

“Merger Event” has the meaning specified in Section 7.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Ordinary Shares” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Ordinary Share over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Notes” has the meaning specified in the first paragraph of the Recitals of the Issuer, and includes any Note, Notes, Initial Notes or Additional Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Notice of Provisional Redemption” has the meaning specified in Section 5.02(a).

“Notice of Tax Redemption” has the meaning specified in Section 5.02(a).

“Notice of Tax Redemption Election” has the meaning specified in Section 5.03(b).

“Observation Period” means, with respect to any Note surrendered for exchange:

(1) subject to clause (2) below, if the relevant Exchange Date occurs prior to March 1, 2028, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Exchange Date;

(2) with respect to any Called Notes, if the relevant Exchange Date occurs during the relevant Redemption Period for such Notes, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and

(3) subject to clause (2) above, if the relevant Exchange Date occurs on or after March 1, 2028, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the Preliminary Offering Memorandum, dated September 6, 2023, as supplemented by the related pricing term sheet, dated September 7, 2023, relating to the offering and sale of the Initial Notes.

“Officer” or “officer” shall mean, with respect to either the Issuer and/or a Guarantor, the Chief Executive Officer, the President, the Chief Financial Officer, a vice president (whether or not designated by a number or word or words added before or after the title “vice president”), the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, in each case, of the Issuer or such Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Issuer or the Guarantors.

“Ordinary Share Capital” of any Person means the Share Capital of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Ordinary Share Price” has the meaning specified in Section 7.06(b).

“Ordinary Shares” means ordinary shares of the Parent, par value $0.00001 per share, at the date of the Indenture, subject to Section 7.07.

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 1.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(2) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or any Guarantor) or shall have been set aside and segregated in trust by the Issuer or any Guarantor (if the Issuer or such Guarantor shall act as Paying Agent);

(3) Notes that have been paid pursuant to Section 3.08 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.08 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Issuer;

(4) Notes exchanged pursuant to Article 7 and required to be cancelled pursuant to Section 3.11;

(5) Notes redeemed pursuant to Article 5; and

(6) Notes repurchased by the Issuer or Guarantors pursuant to the penultimate sentence of the first paragraph of Section 3.11.

“Parent” means the corporation named as the “Parent” in the first paragraph of this Indenture, and, subject to the provisions of Article 10 and Section 7.07, shall include its successors and assigns.

“Parent’s Board of Directors” means either the Board of Directors of the Parent or any duly authorized committee of that board.

“Partial Redemption” has the meaning specified in Section 5.01(b).

“Partial Redemption Limit” has the meaning specified in Section 5.01(b).

“Paying Agent” has the meaning specified in Section 4.02.

“Person” means any individual, corporation, partnership, private limited company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.08 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Provisional Redemption” has the meaning specified in Section 5.01(b).

“Provisional Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Provisional Redemption, the date fixed for such redemption pursuant to this Indenture; provided any Provisional Redemption Date must be a Business Day and must not fall on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Provisional Redemption Price” has the meaning specified in Section 5.01(b).

“Publicly Traded Securities” means Ordinary Share Capital or common equity interests that are listed on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) or that will be so listed when issued or exchanged in connection with the event, transaction or transactions or events that would otherwise constitute a Fundamental Change under clause (1) or (2) of the definition thereof.

“Purchase Agreement” means that certain Purchase Agreement, dated September 7, 2023, among the Issuer, the Guarantors and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.

“Qualified Institutional Buyer” (or “QIB”) has the meaning specified in Rule 144A.

“Redemption Date” means the date fixed by the Issuer for Tax Redemption and/or Provisional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Notice” means a Notice of Tax Redemption or Notice of Provisional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Notice Date” means the date the Issuer delivers a Notice of Tax Redemption or Notice of Provisional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Period” means, with respect to any Tax Redemption or Provisional Redemption, the period from, and including, the Redemption Notice Date for such Tax Redemption or Provisional Redemption, as the case may be, until the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Issuer defaults in the payment of the Redemption Price, until the Redemption Price has been paid or duly provided for).

“Redemption Price” means the Tax Redemption Price or Provisional Redemption Price, as the case may be, pursuant to this Indenture.

“Reference Property” has the meaning specified in Section 7.07(a).

“Register” and “Registrar” have the respective meanings specified in Section 3.05(a).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the Close of Business on February 15 or August 15, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not a Business Day; provided that the Regular Record Date for the Interest Payment Date on June 1, 2028 shall be May 15, 2028.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 4.10.

“Reporting Default” has the meaning specified in Section 9.04(a).

“Resale Restriction Termination Date” has the meaning specified in Section 3.06(a)(ii).

“Restricted Note” has the meaning specified in Section 3.06(a)(i).

“Restricted Notes Legend” means a legend substantially in the form set forth in the Form of Note.

“Restricted Stock” has the meaning specified in Section 3.06(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sale Price Condition” has the meaning specified in Section 7.01(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Ordinary Shares (or such other security, as applicable) are listed or admitted for trading. If the Ordinary Shares (or such other security, as applicable) are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 7.03(a).

“Settlement Notice” has the meaning specified in Section 7.03(b)(iii).

“Share Capital” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Signature Law” has the meaning specified in Section 16.17.

“Significant Subsidiary” means a Subsidiary of the Parent that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Reorganization Provision” has the meaning specified in Section 10.02.

“Spin-Off” has the meaning specified in Section 7.05(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Share Capital or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Guarantor” has the meaning specified in Section 10.02(a).

“Successor Issuer” has the meaning specified in Section 10.01(a).

“Tax Redemption” has the meaning specified in Section 5.01(a).

“Tax Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture; provided any Tax Redemption Date must be a Business Day and must not fall on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Tax Redemption Price” has the meaning specified in Section 5.01(a).

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Ordinary Shares (or such other security, as the case may be) generally occurs on The Nasdaq Global Select Market or, if the Ordinary Shares (or such other security, as the case may be) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security, as the case may be) are then listed or, if the Ordinary Shares (or such other security, as the case may be) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security, as the case may be) are then traded, and (ii) a Last Reported Sale Price of Ordinary Shares (or such other security, as the case may be) is available on such securities exchange or market. If the Ordinary Shares (or such other security, as the case may be) are not so listed or traded, a “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Issuer, which may include one or more of the Initial Purchasers; provided, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer selected by the Issuer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the applicable Exchange Rate.

“Transfer Taxes” has the meaning specified in Section 4.10.

“Trigger Event” has the meaning specified in Section 7.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unit of Reference Property” has the meaning set forth in Section 7.07(a).

“Valuation Period” has the meaning set forth in Section 7.05(c).

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Ordinary Shares generally occurs on The Nasdaq Global Select Market or, if the Ordinary Shares are not then listed on The Nasdaq Global Select Market, on the primary other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading. If Ordinary Shares are not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Share Capital or other interests in the relevant Subsidiary as may be required to satisfy local minority interest requirements outside the United States.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take, or refrain from taking, any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Opinion of Counsel and Officer’s Certificate each stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with. Notwithstanding the foregoing, no Opinion of Counsel shall be required under this Section 1.02 in connection with the issuance of the Initial Notes.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving any Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Trust Officer of the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Issuer may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Notes shall be proved by the Register.

(e) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by (i) the Issuer or any Guarantor, (ii) any Subsidiary of the Issuer or any Guarantor, or (iii) any Affiliate of any Person identified in clause (i) or (ii) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer actually knows are so owned shall be so disregarded.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05. Notices, Etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including telecopy) to or with the Trustee at its applicable Corporate Trust Office (or, in the case of notices with respect to Global Notes, transmitted through electronic transmission through the facilities of the Depositary); or

(b) the Issuer or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy) and mailed, first-class postage prepaid, to the Issuer and/or Guarantors addressed to the relevant Person at the address specified below:

if to the Issuer or any Guarantor:

Seagate HDD Cayman

47488 Kato Road

Fremont, California 94538

Attention: Katherine E. Schuelke, Chief Legal Officer

The Issuer, the Parent, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications; provided that in the case of notices by Holders to the Issuer and/or any Guarantor with respect to Global Notes, such notices may be transmitted through electronic transmission through the facilities of the Depositary in accordance with Applicable Procedures. The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Issuer or any Guarantor; provided, however, that (i) the Issuer or such Guarantor, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Issuer or such Guarantor.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including telecopy) and, in the case of Physical Notes, mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, or, in the case of Global Notes, transmitted through electronic transmission through the facilities of the Depositary, in each case, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In the case of a Global Note where notice is given by electronic transmission through the facilities of the Depositary and in accordance with the Applicable Procedures, none of the failure of the Depositary to provide such notice, the failure of any Agent Member to deliver such notice from the Depositary to any Person holding a beneficial interest in any Global Note through an Agent Member, nor any defect in any notice so sent, shall affect the sufficiency of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, by electronic delivery in .pdf format or by facsimile, with confirmation of transmission.

Section 1.07. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(a), Section 4.06(b) and Section 9.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes and the Trustee’s certificates of authentication may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the Officer or Officers executing such Notes, as evidenced by their execution thereof.

The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as agent for the Depositary, as hereinafter provided.

Section 2.02. Form of Note.

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE ORDINARY SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)

AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO SEAGATE HDD CAYMAN (THE “ISSUER”), SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, SEAGATE TECHNOLOGY UNLIMITED COMPANY (EACH, A “GUARANTOR”) OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE ISSUER, ANY GUARANTOR AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

3.50% Exchangeable Senior Notes due 2028

No. [ ]	U.S. $[ ]

CUSIP NO. [    ]1

ISIN NO. [    ]

Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands (herein called the “Issuer” or the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,500,000,000 in aggregate at any time, [in accordance with the rules and procedures of the Depositary,]6 on June 1, 2028 and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.50% per year from September 13, 2023, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2028. Interest is payable in arrears on each March 1 and September 1, commencing on March 1, 2024, and on June 1, 2028 to Holders of record at the Close of Business on the preceding February 15 and August 15 or, with respect to the interest payable on June 1, 2028, the preceding May 15, 2028 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(a), Section 4.06(b) and Section 9.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(a), Section 4.06(b) or Section 9.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 3.15 of the within-mentioned Indenture.

The Issuer shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the within-mentioned Indenture, the Issuer shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the contiguous United States as a place where Notes may be presented for payment or for registration of transfer and exchange for other Notes.

[1]

This Note will be deemed to be identified by CUSIP No. [     ] from and after such time when the Issuer provides instruction letter to the Depositary (and/or otherwise complies with the Applicable Procedure) pursuant to Section 3.07(b) of the within-mentioned Indenture and the Depositary has moved all Notes represented by a restricted CUSIP number to an unrestricted CUSIP number for the Notes.

[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.
[6]	Include if a global note.

The Notes will be fully and unconditionally guaranteed by Seagate Technology Holdings Public Limited Company and Seagate Technology Unlimited Company on a senior unsecured basis, in accordance with the provisions of Article 15 of the within-mentioned Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into cash and Ordinary Shares, if any, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

SEAGATE HDD CAYMAN

By:
Name:
Title:

Dated: _____________ ___, 2023

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.50% Exchangeable Senior Notes due 2028 (the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of September 13, 2023 (the “Indenture”), among the Issuer, the Guarantors and Computershare Trust Company, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantors and the Holders of the Notes. The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

Additional Amounts. The Issuer, the Guarantors or any successor to the Issuer or the Guarantors, as applicable, will make all payments and deliveries on account of the Notes without withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction, unless such withholding or deduction is required by law. If any such withholding or deduction is required, the Issuer, the Guarantors or any successor to the Issuer or the Guarantors, as applicable, will, in certain cases and subject to certain exceptions, pay such Additional Amounts as may be necessary so that the net amount received by beneficial owners of the Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction.

Redemption at the Option of the Issuer. The Issuer may redeem the Notes at its option, in whole but not in part, in connection with a Change in Tax Law that results in Additional Amounts becoming due and payable in respect of payments and, if applicable, deliveries on the Notes. The Issuer also may redeem the Notes at its option on or after September 8, 2026, in whole or in part, subject to the Partial Redemption Limit, if the Last Reported Sale Price of the Ordinary Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Issuer provides Notice of Provisional Redemption, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides Notice of Provisional Redemption. No sinking fund is provided for the Notes.

Repurchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Issuer shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change (other than an Exempted Fundamental Change) occurs at a repurchase price specified in the Indenture.

Exchange. Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of exchange of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and Ordinary Shares, if any, at the applicable Exchange Rate. The Exchange Rate (and equivalent Exchange Price) are set forth in the Indenture and subject to adjustment in certain events described in the Indenture. Upon exchange, the Issuer will pay cash up to the aggregate principal amount of the Notes to be exchanged and the Issuer will pay or cause to be delivered, as the case may be, cash, Ordinary Shares or a combination of cash and Ordinary Shares, at the Issuer’s election, in respect of the remainder, if any, of the Issuer’s Exchange Obligation in excess of the aggregate principal amount of Notes being exchanged as set forth in the Indenture. No fractional Ordinary Share will be issued upon any exchange, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of an Ordinary Share which would otherwise be issuable upon the surrender of any Notes for exchange. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be exchanged only if such Holder withdraws the related election to exercise such right in accordance with the terms of the Indenture.

Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the principal amount plus accrued and unpaid interest, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplemental Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. Subject to certain exceptions, the Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer specified in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his/her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith as a result of the name of the Holder of new Notes issued upon such registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustee and the Registrar and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations. The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same pursuant to the terms of the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[7]	Include if a global note.

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

For value received                hereby sell(s), assign(s) and transfer(s) unto                (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company or a respective subsidiary thereof; or

☐	Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐	To a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act; or

☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act, or any other available exemption from the registration requirements of the Securities Act.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 2

[FORM OF NOTICE OF EXCHANGE]

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

To:	Computershare Trust Company, National Association

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and, if applicable, Ordinary Shares in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such exchange, together with any cash for any fractional Ordinary Share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 7.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ , 000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

To:	Computershare Trust Company, National Association

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Seagate HDD Cayman (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Parent and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 8.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof that is $1,000 principal amount or an integral multiple thereof below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______, 000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ARTICLE 3

THE SECURITIES

Section 3.01. Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $1,500,000,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.07, 3.08, 3.10, 5.06, 7.02(c) or 8.06. The Issuer may, from time to time after the execution of this Indenture, without the consent of, or notice to, the Holders, reopen this Indenture and execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes upon receipt of a Company Order, without any further action by the Issuer hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for securities laws purposes or the U.S. federal income tax purposes, any such Additional Notes will have one or more separate CUSIP numbers so long as they remain not fungible; (2) such Additional Notes must be issued pursuant to the same terms (other than differences in the issue price, the issue date and the date from which interest will accrue and, if applicable, restrictions on transfer in respect of such Additional Notes) as the Initial Notes; and (3) the Trustee must receive an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph.

The Notes shall be known and designated as the “3.50% Exchangeable Senior Notes due 2028” of the Issuer.

The principal amount of Physical Notes shall be payable at the office of the Paying Agent, which initially shall be the Corporate Trust Office, and at any other office or agency maintained by the Issuer for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States if such Holder has provided the Issuer, the Trustee, the Registrar or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Issuer will pay, or cause to be paid through the Paying Agent, the principal of, interest on, and cash consideration due upon exchange of, any Global Notes in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or other payment date, as the case may be.

Section 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Officer.

Notes bearing the manual or facsimile signatures of individuals who were at any time an Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute, and upon a Company Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially in the form of Physical Notes as set forth in Section 2.02 and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes.

If temporary Notes are issued, the Issuer will cause Physical Notes to be prepared without unreasonable delay. After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Issuer designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall, upon a Company Order, authenticate and deliver in exchange therefor an equal aggregate principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 3.05. Registration; Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02, the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated pursuant to Section 4.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by Section 3.06.

At the option of the Holder and subject to the other provisions of this Article 3, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at an office or agency of the Issuer designated pursuant to Section 4.02 for such purpose. Whenever any Notes are so surrendered for exchange for other Notes, the Issuer shall execute, and the Trustee shall, upon a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes for other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange for other Notes shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his/her attorney duly authorized in writing. As a condition to the registration of transfer of any Note prior to the Resale Restriction Termination Date pursuant to an exemption from registration provided by Rule 144 or any other available exemption (other than pursuant to Rule 144A) from the registration requirements of the Securities Act, the Issuer, the Guarantors or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

Neither the Issuer nor the Registrar shall be required to exchange any Note for other Notes or register a transfer of any Note in the circumstances set forth in Section 3.10(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of owners of beneficial interest in any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 3.06. Transfer Restrictions.

(a) Restricted Notes.

(i) Every Note (and all securities issued in exchange therefor or substitution thereof, except any Ordinary Shares issued upon exchange thereof, to which the provisions of Section 3.06(b)(ii) below shall apply) that bears, or that is required under this Section 3.06 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in Sections 3.06 and 3.10 (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Date of Original Issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, except any Ordinary Shares issued upon exchange thereof, to which the provisions of Section 3.06(b)(ii) below shall apply) issued under this Indenture will bear the Restricted Notes Legend unless:

(A) such Note, since last held by the Issuer or the Guarantors or an Affiliate of the Issuer or the Guarantors, if ever, was transferred (1) to a Person other than (x) the Issuer or any Guarantor or (y) an Affiliate of the Issuer or any Guarantor or a Person that was an Affiliate of the Issuer or any Guarantor within the three months immediately preceding such transfer and (2) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer;

(B) such Note was transferred (1) to a Person other than (x) the Issuer or any Guarantor or (y) an Affiliate of the Issuer or any Guarantor or a Person that was an Affiliate of the Issuer or any Guarantor within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C) the Issuer delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with, if applicable.

(iii) In addition, no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the Form of Assignment and Transfer, with the appropriate box checked, to the Trustee.

(iv) On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any Ordinary Shares issued upon the exchange thereof) will bear the Restricted Notes Legend at any time the Issuer reasonably determines that, to comply with law, such Note (or any security issued in exchange therefor or substitution thereof, except any Ordinary Shares issued upon the exchange thereof) must bear the Restricted Notes Legend; provided, however that the Issuer shall remain liable for Additional Interest, if any, payable pursuant to Section 4.06(b) for failure to remove such Restricted Notes Legend.

(b) Restricted Stock.

(i) Every Ordinary Share issued upon exchange of the Notes that bears, or that is required under this Section 3.06(b) to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in Sections 3.06 and 3.10 (including in the Restricted Stock Legend) and may bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Parent, and each holder of Restricted Stock, by such holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any stock certificate representing Ordinary Shares issued upon the exchange of a Note will bear the Restricted Stock Legend (unless such Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon exchange of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Parent with written notice thereof to any depositary of the Ordinary Shares and/or any transfer agent for the Ordinary Shares).

(c) As used in this Article 3, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any Restricted Stock or any interest therein.

(d) Any Note that is repurchased or owned by any Affiliate of the Issuer or any Guarantor (or any Person who was an Affiliate of the Issuer or any Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined in Rule 144).

Section 3.07. Expiration of Restrictions.

(a) Exchange of Restricted Notes. Any Note (or any security issued in exchange or substitution therefor, except any Ordinary Shares issued upon the exchange thereof) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Article 3, exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number. The Issuer shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note, as promptly as practicable, the Issuer will automatically exchange every beneficial interest in each such Global Note that is a Restricted Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Sections 3.06.

(ii) To effect such automatic exchange, the Issuer will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process (and/or otherwise comply with any Applicable Procedures) and (B) deliver to each of the Trustee and the Registrar a notice of the occurrence of the Free Trade Date. Until such time as the Issuer provides such instruction letter to the Depositary notifying and confirming to the Depositary that the restricted period for the Notes has elapsed and instructing the Depositary to exchange all “restricted securities” represented by the restricted CUSIP for “unrestricted securities” represented by an unrestricted CUSIP (and/or otherwise complies with the Applicable Procedures) and the Depositary moves the Notes from a restricted CUSIP number to an unrestricted CUSIP number in accordance with its Applicable Procedures, the restricted CUSIP will be the CUSIP number for the Notes. At such time as the Issuer provides such instruction letter to the Depositary (and/or otherwise complies with the Applicable Procedures) and the Depositary has moved all Notes represented by a restricted CUSIP number to an unrestricted CUSIP number, the Restricted Notes Legend will be deemed removed from any Global Note and an unrestricted CUSIP number for the Notes will be deemed to be the CUSIP number for the Notes.

(iii) Notwithstanding anything to the contrary in Sections 3.07(b)(i) or (ii), the Issuer will not be required to effect removal of the Restricted Notes Legend applicable to the Global Notes if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law; provided, however that the Issuer shall remain liable for Additional Interest, if any, payable pursuant to Section 4.06(b) for failure to remove such Restricted Notes Legend.

Section 3.08. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

No service charge shall be imposed by the Issuer, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note under this Section 3.08, but the Issuer may require payment by the Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax in connected therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Every new Note issued pursuant to this Section 3.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, payment or exchange, the Issuer, the Guarantors, the Trustee, the Registrar and any agent of the Issuer, the Guarantors, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Guarantors, the Trustee, the Registrar nor any agent of the Issuer, the Guarantors, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.10. Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 3.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged for other Notes from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange for other Notes in accordance with this Indenture will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange for other Notes or registration of transfer, but the Issuer may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange for other Notes as a result of the name of the Holder of new Notes issued upon such exchange for other Notes or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange for other Notes or registration of transfer.

(iv) Unless the Issuer specifies otherwise, none of the Issuer, the Trustee, the Registrar or any co-Registrar will be required to exchange for other Notes or register a transfer of any Note (i) that has been surrendered for exchange pursuant to Article 7 or, if a portion of any Note is surrendered for exchange pursuant to Article 7, such portion thereof surrendered for exchange pursuant to Article 7, (ii) selected for redemption in accordance with Article 5, except the unredeemed portion of any Note being redeemed in part or as to which a Notice of Tax Redemption Election has been validly submitted and not withdrawn or (iii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no responsibility whatsoever for the actions of the Depositary.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.10(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.06); and

(iii) notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 3.10), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with Section 3.10(c).

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes only if:

(A) the Depositary notifies the Issuer that is unwilling or unable to continue to act as Depositary for the Global Note and a successor Depositary is not appointed within 90 days;

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days; or

(C) an Event of Default has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note.

In each such case, the Issuer, in accordance with Section 3.03, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.03, promptly authenticate and deliver (x) in the case of clause (C) above, a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (A) or (B), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled in accordance with the Applicable Procedures. Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 3.10(c)(i) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (C) above, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged in accordance with Article 7, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with the Applicable Procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged in accordance with Article 7, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, as agent of the Depositary, to reflect such reduction or increase.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar and (B) if such transfer occurs prior to the Resale Restriction Termination Date and such transfer is pursuant to an exemption from registration provided by Rule 144 or any other available exemption (other than pursuant to Rule 144A) from the registration requirements of the Securities Act, delivering any documentation that the Issuer, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.06 and any applicable securities laws. Upon the satisfaction of conditions (A) and (B), the Issuer, in accordance with Section 3.03, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.03, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 3.06.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange for other Notes, the Issuer, in accordance with Section 3.03, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.03, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and, if required by Section 3.06, the Restricted Notes Legend.

(iii) If Physical Notes are issued while any Global Note is outstanding, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02, (B) in the case of a transfer of such Physical Notes to a transferee, if such transfer occurs prior to the Resale Restriction Termination Date and such transfer is pursuant to an exemption from registration provided by Rule 144 or any other available exemption (other than pursuant to Rule 144A) from the registration requirements of the Securities Act, delivering any documentation that the Issuer, the Guarantors, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.06 and any applicable securities laws; and (C) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase; provided that no Holder of a Physical Note that is a Restricted Note may exchange such Physical Note for an interest in a Global Note unless such Global Note is a Restricted Note subject to the same restrictions under Section 3.06 (including the same expiration of any holding periods under Rule 144) or the Issuer otherwise consents in writing to such exchange. Upon the satisfaction of conditions (A), (B) and (C), the Trustee will cancel such Physical Note so exchanged or transferred and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note so transferred or exchanged, and will credit or cause to be credited the account of the Person specified in the instructions provided by the transferring or exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note so transferred or exchanged.

(iv) The transferor of any Physical Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information.

Section 3.11. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever. The Issuer shall cause all Notes surrendered for registration of transfer, exchange for other Notes, payment, purchase, repurchase or exchange pursuant to Article 7 hereof, if surrendered to any Person other than the Trustee (including any of the Issuer’s agent, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with the Trustee’s customary practices. If the Issuer or the Guarantors shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation, except for any Notes surrendered for registration of transfer or exchange for other Notes, or as otherwise expressly permitted by any of the provisions of this Indenture. The Issuer and the Guarantors may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders. Any Notes repurchased by the Issuer or the Guarantors will be delivered to the Trustee for cancellation pursuant to this Section 3.11.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.11. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.12. CUSIP Numbers. In issuing the Notes, the Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 3.13. Computation of Interest. Each Note shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Section 3.14. Business Day. If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay.

Section 3.15. Defaulted Amount. Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 3.15.

(b) The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will pay, or will cause to be paid, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency.

(a) The Issuer will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States.

(b) The Issuer may also from time to time designate as co-Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

(c) The Issuer hereby initially designates the Trustee as the Paying Agent, Registrar and Exchange Agent and the Corporate Trust Office as the office or agency in the contiguous United States where Notes may be surrendered for registration of transfer or exchange for other Notes or for presentation for payment or repurchase or for exchange pursuant to Article 7 and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided, however, that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) The Issuer may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts. If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), and accrued and unpaid interest on, the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b) The Issuer shall, on or before each due date of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(c) If the Issuer or any Guarantor shall act as Paying Agent, it will, on or before each due date of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer or such Guarantor (or any other obligor under the Notes) to make any payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer or any Guarantor if acting as Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. [Reserved].

Section 4.06. Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Date of Original Issuance of the Notes, the Parent fails to have timely filed any document or report that the Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise Freely Tradable, the Issuer shall pay Additional Interest on the Notes. Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 days after the Parent’s failure to file as described above has occurred and is continuing or the Notes are not otherwise Freely Tradable and at a rate of 0.50% per annum of the principal amount of Notes outstanding for each day during the period from the 91st day after the Parent’s failure to file as described above has occurred and is continuing or the Notes are not otherwise Freely Tradable.

(b) Further, if, and for so long as, the Restricted Notes Legend has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable as of the 380th day after the Last Date of Original Issuance of the Notes (including under the circumstances described in Sections 3.06(a)(iv) and Section 3.07(b)(iii)), the Issuer shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes from the 381st day after the Last Date of Original Issuance of the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding until the Restricted Notes Legend has been removed, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.

(c) The Additional Interest that is payable in accordance with Section 4.06(a) or Section 4.06(b) shall be separate and distinct from, and in addition to, any Additional Interest that may be payable as a result of the Issuer’s election pursuant to Section 9.04; provided, however, that in no event shall any Additional Interest payable in accordance with Section 4.06(a) as a result of the Parent’s failure to timely file any document or report as set forth therein, together with any Additional Interest payable at the Issuer’s election pursuant to Section 9.04, accrue at a rate in excess of 0.50% per annum on any Notes, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e) If Additional Interest is payable by the Issuer pursuant to Section 4.06(a) or Section 4.06(b), the Issuer shall provide to the Trustee and the Paying Agent (if other than the Trustee) an Officer’s Certificate not less than 5 Business Days prior to the date such Additional Interest has become due and payable. Such Officer’s Certificate shall include reference to the event that caused the Additional Interest to become due, the Additional Interest rate, and the date that such Additional Interest shall begin to accrue from. If Additional Interest shall cease to accrue, the Issuer shall notify the Trustee and the Paying Agent (if other than the Trustee) in writing. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request. Unless and until a Trust Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest that is owed, or with respect to the method employed in such calculation of any Additional Interest. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Rule 144A Information Requirement and Annual Reports.

(a) The Issuer covenants that any documents or reports that the Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Issuer with the Trustee within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act); provided that documents or reports filed by the Parent with the Commission via the EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents or reports are filed via EDGAR (or any successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such documents or reports have been filed via EDGAR (or such successor). Delivery of such documents or reports to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of the Issuer’s or the Guarantors’ covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) At any time the Issuer is not, or either of the Guarantors is not, subject to Section 13 or 15(d) of the Exchange Act, the Issuer or such Guarantor(s) shall, so long as any of the Notes or Ordinary Shares deliverable upon exchange of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, promptly provide to the Trustee, any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares deliverable upon exchange of such Notes, as applicable, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Ordinary Shares, as applicable, pursuant to Rule 144A. The Issuer and the Guarantors will take such further action as any Holder or beneficial owner of such Notes or such Ordinary Shares, as applicable, may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such Ordinary Shares, as applicable, in accordance with Rule 144A.

Section 4.08. Stay; Extension and Usury Laws. Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer or the Guarantors from paying all or any portion of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued and unpaid interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and each of the Issuer and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults. The Issuer shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2023), an Officer’s Certificate, indicating whether the signer thereof knows of any Default or Event of Default that occurred during the previous fiscal year and specifying all such Defaults or Events of Default, the nature and the status thereof and the actions which the Issuer proposes to take with respect thereto.

The Issuer shall deliver to the Trustee, within 30 calendar days after the Issuer becomes aware of the occurrence of any Default or Event of Default, a written notice of such Default or Event of Default, its status and the action which the Issuer is taking or proposes to take with respect thereto; provided, however, that the Issuer shall not be required to deliver such notice if such Default or Event of Default has been cured.

Section 4.10. Additional Amounts.

(a) All payments and deliveries made by or on behalf of the Issuer or any Guarantor, or any successor to the Issuer or the Guarantors under or with respect to the Notes, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), premium, if any, payments of interest and payments of cash and, if applicable, deliveries of Ordinary Shares (together with payments of cash for any fractional Ordinary Share) upon exchange and any payments under the Guarantees pursuant to Article 15, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Applicable Taxes”) by or within (1) Ireland (meaning Ireland exclusive of Northern Ireland) or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which the Issuer or any Guarantor or any of its successors is, for tax purposes, incorporated, organized or resident, or as a result of activities carried on by the Issuer, such Guarantor or any successor, has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each jurisdiction described in (1), (2) or (3), as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by any applicable law of a Relevant Taxing Jurisdiction or by the interpretation or administration thereof. The Issuer, the Guarantors, any successor to the Issuer or the Guarantors, and the Paying Agent shall be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretation thereof. In the event that any such withholding or deduction described in the preceding sentences is so required in a Relevant Taxing Jurisdiction with respect to any payments of principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or interest on the Notes (but excluding, for the avoidance of doubt, any payments or deliveries due upon exchange of the Notes, whether made in cash, Ordinary Shares or Reference Property), the Issuer or the Guarantors, as appropriate, shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) under a Relevant Taxing Jurisdiction will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(i) for or on account of:

(A) any Applicable Taxes that would not have been imposed but for:

(1) the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction (other than merely acquiring or holding such Note or the receipt of payments or the exercise or enforcement of rights under the Notes or the Guarantees), including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

(3) the failure of the Holder or beneficial owner to provide a declaration of non-residence or other similar claim for exemption or to present any applicable form or certificate, in each case, within a reasonable period of time following a timely and reasonable written request from the Issuer, any Guarantor, or any successor to the Issuer or any Guarantor; provided that the Holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the Holder or beneficial owner would have been able to avoid, eliminate or reduce such deduction or withholding;

(B) any estate, inheritance, gift, sale, excise, transfer, personal property or similar Applicable Taxes, assessments or other governmental charges;

(C) any Applicable Taxes, duties, assessments or other governmental charges that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes or Guarantees;

(D) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Notes or request for payment under the Guarantees to another Paying Agent designated by the Issuer pursuant to this Indenture;

(E) any Applicable Taxes imposed or withheld by reason of the failure of the Holder or beneficial owner of the Notes to comply with the requirements of Sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable) (“FATCA”), the U.S. Treasury Regulations issued thereunder or any official interpretation thereof or any intergovernmental agreement or agreement entered into pursuant to Section 1471(b) of the Code or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; and

(F) any combination of Applicable Taxes referred to in the preceding clauses (A), (B), (C), (D) and (E),

(ii) with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on such Note to a Holder, if the Holder is a fiduciary, partnership or person, other than the sole beneficial owner of that payment, to the extent that such payment would be required under the laws of the Relevant Taxing Jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b) In addition to the foregoing, the Issuer shall also pay and indemnify the Holders for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (“Transfer Taxes”) on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, this Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto. For the avoidance of doubt, the indemnification provided in this paragraph shall not include any Transfer Taxes arising from the transfer of Notes in the ordinary course.

(c) If the Issuer becomes or any Guarantor becomes after September 7, 2023 obligated to pay Additional Amounts with respect to any payment of principal or interest under or with respect to the Notes or any Guarantee, the Issuer shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly in writing thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d) The Issuer, the Guarantors, any successor to the Issuer or the Guarantors, and the Paying Agent, as appropriate, shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with applicable law. Upon request, the Issuer shall provide to the Trustee an official receipt or, if official receipts are not customarily provided by the Relevant Taxing Authority, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Applicable Taxes so deducted or withheld. The Issuer will attach to each certified copy or other document a certificate stating the amount of such Applicable Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon written request, copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to the Holders of the Notes.

(e) Whenever there is mentioned in any context the payment of principal of (including Fundamental Change Repurchase Price and Redemption Price, if applicable) or interest on any Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.10.

(f) The above obligations in this Section 4.10 will apply mutatis mutandis to any successor to the Issuer or the Guarantors.

(g) If the Issuer or any Guarantor determines that it will be required to withhold amounts in respect of cash, Ordinary Shares and/or Reference Property, in each case, that is payable and/or deliverable upon exchange of Notes, it shall notify in writing the Trustee and the Exchange Agent (if other than the Trustee) and each Holder at its address appearing on the Register regarding such determination as promptly as possible but in no event later than 30 days after making such determination.

ARTICLE 5

REDEMPTION

Section 5.01. Optional Redemption.

(a) Optional Redemption for Changes in the Tax Laws of a Relevant Taxing Jurisdiction.

(i) If the Issuer has or the Guarantors have, or on the next Interest Payment Date would, become obligated to pay to any Holder Additional Amounts as a result of (A) any change or amendment on or after September 7, 2023 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction hereunder, and in the case of a successor, after the date such successor assumes all of the Issuer’s obligations under the Notes and this Indenture or any Guarantor’s obligations under its Guarantee, as applicable) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or (B) any change or amendment on or after September 7, 2023 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction hereunder, and in the case of a successor, after the date such successor assumes all of the Issuer’s obligations under the Notes and this Indenture or any Guarantor’s obligations under its Guarantee, as applicable) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “Change in Tax Law”), the Issuer may at its option redeem for cash all but not part of the Notes then outstanding (except in respect of Notes of Excluded Holders that have complied with Section 5.03(b)) at a redemption price (the “Tax Redemption Price”) equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Tax Redemption Date, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price and accrued and unpaid interest (such redemption, a “Tax Redemption”); provided, that the Issuer may only elect a Tax Redemption if (x) the Issuer or the relevant Guarantor cannot avoid these obligations by taking commercially reasonable measures available to the Issuer or such Guarantor, and (y) the Issuer delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to such Change in Tax Law and obligation to pay Additional Amounts (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “commercially reasonable efforts” could be undertaken to avoid the otherwise applicable obligations); provided, that changing any Guarantor’s and/or the Issuer’s jurisdiction of incorporation is not a commercially reasonable measure for the purposes of this Section 5.01(a). If the Tax Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Issuer shall pay the full amount of accrued and unpaid interest and any Additional Amounts with respect to such interest due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Tax Redemption Price payable to the Holder that presents a Note for Tax Redemption will be equal to 100% of the principal amount of such Notes, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price.

(ii) Notwithstanding anything to the contrary herein, (i) the Issuer may not redeem the Notes pursuant to a Tax Redemption in the case that Additional Amounts are, or as a result of a Change in Tax Law would be, payable in respect of Irish withholding tax if no Additional Amounts would be payable if the Notes were listed on a recognized stock exchange for Irish tax purposes on the next Interest Payment Date and (ii) in connection with a Tax Redemption, no Notice of Tax Redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or any Guarantor would, but for such Tax Redemption, be obligated to make payments of Additional Amounts and at the time any such Notice of Tax Redemption is given, such obligation to pay such Additional Amounts must remain in effect.

(b) Provisional Redemption on or after September 8, 2026. On or after September 8, 2026, the Issuer may redeem for cash all or any portion of the Notes then outstanding (subject to the Partial Redemption Limit) if the Last Reported Sale Price of the Ordinary Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Issuer provides written Notice of Provisional Redemption, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides a Notice of Provisional Redemption. The redemption price (the “Provisional Redemption Price”) will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Provisional Redemption Date (such redemption, a “Provisional Redemption”); provided that if the Provisional Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the record Holder of the Notes at the Close of Business on the Regular Record Date corresponding to such Interest Payment Date, and the Provisional Redemption Price payable to the Holder who presents a Note for Provisional Redemption will be equal to 100% of the principal amount of such Notes. If the Issuer elects to redeem fewer than all of the outstanding Notes (a “Partial Redemption”), at least $150,000,000 aggregate principal amount of Notes must be outstanding and not subject to Provisional Redemption pursuant to the relevant Notice of Provisional Redemption as of the related Redemption Notice Date (such requirement, the “Partial Redemption Limit”).

(c) No Notes may be redeemed in a Tax Redemption or a Provisional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the applicable Redemption Price with respect to such date).

Section 5.02. Notice of Tax Redemption and Notice of Provisional Redemption.

(a) At least 50 Scheduled Trading Days but not more than 65 Scheduled Trading Days prior to a Redemption Date in connection with a Tax Redemption or a Provisional Redemption, the Issuer shall provide (or cause the Trustee to provide) a written notice of redemption to each Holder of Notes, the Trustee and the Paying Agent (a “Notice of Tax Redemption” or a “Notice of Provisional Redemption,” as applicable). As long as the Notes are held through the Depositary, such notice may be made by electronic transmission to the Depositary, as registered holder. A Redemption Notice shall be irrevocable.

The Notice of Tax Redemption and the Notice of Provisional Redemption shall specify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Exchange Rate and any adjustments to the Exchange Rate;

(iv) the applicable Exchange Price;

(v) the name and address of the Paying Agent and the Exchange Agent;

(vi) that Called Notes may be exchanged at any time before the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price;

(vii) the procedures an exchanging Holder must follow to exchange its Called Notes and the Cash Percentage, if applicable;

(viii) in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent of a Notice of Tax Redemption Election;

(ix) in the case of a Tax Redemption, that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(x) in the case of a Tax Redemption, that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes or Guarantees solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price, such later date on which the Issuer pays the Tax Redemption Price), and all future payments with respect to such Notes or Guarantees will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption, the Issuer shall be obligated to pay such Additional Amounts, if any, with respect to such exchange;

(xi) that Notes to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed and, unless the Issuer defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;

(xiii) the CUSIP number(s) of the Notes subject to redemption;

(xiv) if Holders of Called Notes would be entitled to Additional Shares upon exchange in connection with such redemption, that Holders would be so entitled and a description of the method for determining the amount by which the Exchange Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase); and

(xv) if fewer than all the outstanding Notes are to be redeemed pursuant to a Provisional Redemption, the certificate numbers (if such Notes are held other than in global form) and principal amounts of the particular Notes to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(b) Simultaneously with providing such Notice of Tax Redemption or Notice of Provisional Redemption, as applicable, the Issuer shall publish a notice containing this information on the Parent’s website or through such other public medium as the Issuer may use at that time.

(c) At the Issuer’s written request delivered at least 3 Business Days prior to the Redemption Notice Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give such Notice of Tax Redemption or Notice of Provisional Redemption, as applicable, as prepared by the Issuer, to each Holder of Notes in the Issuer’s name and at the Issuer’s expense.

Section 5.03. Holder’s Right to Elect in Connection with a Tax Redemption.

(a) Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Issuer and the Guarantors will not be obligated to pay any Additional Amounts on any payment with respect to such Notes or Guarantees, as applicable, solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Issuer pays the Tax Redemption Price), and all future payments with respect to such Notes or Guarantees will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth under Section 7.01(d), the Issuer or the Guarantors, as applicable, shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

(b) Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Issuer redeem its Notes pursuant to such Tax Redemption (any such Holder, an “Excluded Holder”) must deliver to the Paying Agent a written notice of election (the “Notice of Tax Redemption Election”) substantially in the form of Exhibit B hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date; provided that, a Holder that complies with the requirements for exchange set forth under Section 7.02 will be deemed to have delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 5.04. Effect of Notice of Tax Redemption and Notice of Provisional Redemption. Once a Notice of Tax Redemption or a Notice of Provisional Redemption is given, Notes to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Notes which are exchanged pursuant to Article 7 and except for Notes subject to a Notice of Tax Redemption Election and not validly withdrawn. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice of Tax Redemption or Notice of Provisional Redemption, as applicable. Failure to give a Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 5.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on a Redemption Date, the Issuer or any Guarantor shall deposit with the Paying Agent (or if the Issuer or such Guarantor is the Paying Agent, it shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes to be redeemed which on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been exchanged. The Paying Agent shall as promptly as practicable return to the Issuer or such Guarantor any money not required for that purpose because of exchange of Notes pursuant to Article 7. If such money is then held by the Issuer or any Guarantor in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made or (ii) for which a Notice of Provisional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note, including Additional Amounts, if any, with respect thereto. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 5.06. Partial Redemption. In the event of a Partial Redemption, in the case of Physical Notes, the Trustee will select, in such manner as it shall deem appropriate and fair, which may include by lot or on a pro rata basis, the Notes to be redeemed in whole or in part (in minimum principal amounts of $1,000 or integral multiples of $1,000 in excess thereof), and in the case of Global Notes, the Notes to be redeemed shall be selected in accordance with the Applicable Procedures. Upon surrender of a Note that is redeemed in part pursuant to a Partial Redemption, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination, which shall be $1,000 principal amount or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. In the event of any Partial Redemption, the Issuer will not be required to register the transfer of any Notes so selected for redemption or exchange any Notes so selected for redemption for other Notes, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If a portion of a Holder’s Notes are selected for Partial Redemption and such Holder exchanges a portion of such Holder’s Notes, the exchanged portion will be deemed to be from the portion selected for redemption.

Section 5.07 Trustee’s Disclaimer. Notwithstanding anything to the contrary herein, the Trustee shall not be liable under this Article for any action or inaction taken with respect to the Tax Redemption or the Holder’s right to elect in connection with a Tax Redemption for Notes held globally or physically. If the Notes are held through DTC, it is understood that the Trustee shall act in accordance with DTC’s procedures, if any. Absent procedures from DTC, the Trustee shall seek written direction from the Issuer regarding any action hereunder.

ARTICLE 6

[RESERVED]

ARTICLE 7

EXCHANGE

Section 7.01. Right to Exchange. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to exchange its Notes or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note (i) upon satisfaction of one or more of the conditions set forth in Sections 7.01(a), (b), (c) and (d), at any time prior to the Close of Business on the Business Day immediately preceding March 1, 2028 under the circumstances and during the periods set forth in Sections 7.01(a), (b), (c) and (d) and (ii) regardless of the conditions described in Sections 7.01(a), (b), (c) and (d), on or after March 1, 2028 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 12.1253 Ordinary Shares (subject to adjustment as provided in this Article 7, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 7.03, the “Exchange Obligation”).

(a) Exchange upon Satisfaction of Sale Price Condition. Prior to the Close of Business on the Business Day immediately preceding March 1, 2028, a Holder may surrender all or any portion of its Notes for exchange during any calendar quarter commencing after the calendar quarter ending on December 31, 2023 (and only during such calendar quarter), if the Last Reported Sale Price of the Ordinary Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price in effect on each applicable Trading Day (the “Sale Price Condition”). The Issuer shall determine at the beginning of each calendar quarter commencing after December 31, 2023 whether the Notes may be surrendered for exchange upon satisfaction of the Sale Price Condition and shall notify in writing the Holders, the Trustee and the Exchange Agent (if other than the Trustee) if the Notes become exchangeable on account of the Sale Price Condition being met.

(b) Exchange upon Satisfaction of Trading Price Condition. Prior to the Close of Business on the Business Day immediately preceding March 1, 2028, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder or Holders in accordance with the procedures set forth herein, for each Trading Day of that Measurement Period was less than an amount equal to 98% of the product of (x) the Last Reported Sale Price of the Ordinary Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day.

The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price of the Notes unless the Issuer has requested such determination. The Issuer shall have no obligation to make such a request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes) unless a Holder of Holders (or beneficial holder or holders of a Note) of at least $5,000,000 principal amount provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the applicable Exchange Rate and requests that the Bid Solicitation Agent determine the Trading Price per $1,000 principal amount of the Notes. At such time, the Issuer shall instruct the Bid Solicitation Agent (if other than the Issuer) to determine, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the applicable Exchange Rate. If (x) the Issuer is not acting as the Bid Solicitation Agent, and the Issuer does not, when required, instruct the Bid Solicitation Agent to obtain bids, or if the Issuer gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Issuer is acting as the Bid Solicitation Agent and the Issuer fails to make such determination when required, then, in either case, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the applicable Exchange Rate on each Trading Day of such failure.

In addition, the Issuer shall provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers selected by the Issuer in accordance with the definition of Trading Price, along with the appropriate contact information for each. Whenever the condition to exchange set forth in this Section 7.01(b) has been met, the Issuer shall, on the first Trading Day on which such condition has been met, so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. Any such determination shall be conclusive absent manifest error. If, at any time after the condition to exchange set forth in this Section 7.01(b) has been met, the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate for such Trading Day, the Issuer shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. The Exchange Agent and the Trustee shall have no obligation to determine the Trading Price of the Notes.

(c) Exchange upon Specified Corporate Events.

(i) Certain Distributions. If, prior to the Close of Business on the Business Day immediately preceding March 1, 2028, the Parent elects to:

(A) issue to all or substantially all holders of the Ordinary Shares rights, options or warrants (other than in connection with a shareholder rights plan prior to the separation of the relevant rights from the Ordinary Shares, upon which separation, such rights shall be deemed issued pursuant to this Section 7.01(c)(i)) entitling such holders, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Ordinary Shares, the Parent’s assets, securities or rights to purchase securities of the Parent (other than in connection with a shareholder rights plan prior to the separation of the relevant rights, upon which separation, such rights shall be deemed issued pursuant to this Section 7.01(c)(i)), which distribution has a per Ordinary Share value, as reasonably determined by the Parent in good faith, exceeding 10% of the Last Reported Sale Price of the Ordinary Shares on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Issuer shall notify in writing the Holders, the Trustee and the Exchange Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later, in the case of any such separation of rights issued pursuant to a shareholder rights plan or the occurrence of any such Trigger Event under a shareholder rights plan, as soon as reasonably practicable after the Issuer becomes aware that such separation or Trigger Event has occurred or will occur). Once the Issuer gives such notice, Holders may surrender their Notes for exchange at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Parent’s announcement that such issuance or distribution will not take place (or, if later, in the case of a separation or Trigger Event under a shareholder rights plan, until the 20th Trading Day following the date of the Issuer’s notice), even if the Notes are not otherwise exchangeable at such time; provided that Holders may not exchange their Notes pursuant to this subsection (c)(i) if they participate, at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in clause (A) or (B) of this subsection (c)(i) without having to exchange their Notes as if they held a number of Ordinary Shares equal to the Exchange Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(ii) Certain Corporate Events.

(A) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding March 1, 2028, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 8.01(a) in connection with such transaction or event, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the effective date of such Fundamental Change or Make-Whole Fundamental Change until the second Scheduled Trading Day preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change, or in the case of a Make-Whole Fundamental Change that is not also a Fundamental Change or is an Exempted Fundamental Change, until the 35th Trading Day following the effective date of such Make-Whole Fundamental Change.

(B) If the Parent is a party to a Merger Event prior to the Close of Business on the Business Day immediately preceding March 1, 2028, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the effective date of such Merger Event until 35 Business Days after the effective date of such Merger Event or, if such Merger Event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the second Scheduled Trading Day preceding the related Fundamental Change Repurchase Date.

(C) The Issuer shall notify in writing the Holders, the Trustee and the Exchange Agent (if other than the Trustee) as promptly as practicable following the date on which the Issuer publicly announces such Fundamental Change, Make-Whole Fundamental Change or Merger Event described in clauses (A) and (B) above, but in no event later than the actual effective date of such Fundamental Change, Make-Whole Fundamental Change or Merger Event, as applicable.

(d) Exchange upon Notice of Tax Redemption or Notice of Provisional Redemption. If the Issuer calls any Note for redemption pursuant to Section 5.01 or Section 5.02, then a Holder of the Called Note may exchange such Called Notes at any time prior to the Close of Business on the second Scheduled Trading Day preceding the related Redemption Date, even if such Note is not otherwise exchangeable at such time. After such time, a Holder’s right to exchange its Called Notes on account of this Section 7.01(d) will expire unless the Issuer fails to pay the Redemption Price, in which case a Holder may exchange its Called Notes until the Redemption Price is paid or duly provided for.

In the case of any Partial Redemption where the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the Close of Business on the 45th Scheduled Trading Day immediately before the related Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Partial Redemption, then such Holder or owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, at any time prior to the Close of Business on the second Scheduled Trading Day preceding such Redemption Date, unless the Issuer defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, may exchange such Notes (or a portion thereof) until the Redemption Price is paid or duly provided for. Each such exchange pursuant to the immediately preceding sentence will be deemed to be of a Note called for redemption (a “Deemed Redemption”).

If a Holder elects to exchange its Called Notes pursuant to this Section 7.01(d) during the related Redemption Period, the Issuer shall, under certain circumstances, increase the Exchange Rate for such Called Notes pursuant to Section 7.06. Accordingly, if the Issuer elects to redeem fewer than all of the outstanding Notes pursuant to a Provisional Redemption, Holders of the Notes that are not Called Notes will not be entitled to exchange such Notes pursuant to this Section 7.01(d) on account of the Notice of Provisional Redemption and will not be entitled to an increased Exchange Rate on account of the Notice of Provisional Redemption, even if such Notes are otherwise exchangeable pursuant to any other provision of this Section 7.01 and are exchanged during the related Redemption Period.

(e) Exchange on or after March 1, 2028. Notwithstanding the foregoing conditions set forth in this Section 7.01, on or after March 1, 2028, a Holder may exchange all or any portion of its Notes at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

Section 7.02. Exchange Procedures.

(a) General. To exercise its exchange privilege with respect to a beneficial interest in a Global Note or with respect to a Physical Note, the Holder of such Note must:

(i) pay any funds required under Section 7.02(d) hereof;

(ii) pay any taxes or duties required under Section 7.02(e) hereof; and

(iii) if such Note is a Global Note, (A) complete any instruction form required by the Depositary to effect the exchange of a beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to exchange such beneficial interest; or

(iv) if such Note is a Physical Note, (A) complete and manually sign the exchange notice as set forth in the Form of Notice of Exchange (the “Exchange Notice”), or a facsimile of the Exchange Notice; (B) deliver the Exchange Notice (or facsimile thereof), which is irrevocable, and the Note to the Exchange Agent; and, (C) if required, furnish appropriate endorsements and transfer documents.

In addition, if a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note in accordance with Section 8.03 hereof, except to the extent that a portion of such Note is not subject to a Fundamental Change Repurchase Notice, the Holder may not surrender that Note for exchange until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 8.04 of this Indenture. If a Holder validly submits any of its Notes for repurchase in accordance with Article 8, such Holder’s right to withdraw the Fundamental Change Repurchase Notice and exchange such Notes that are subject to repurchase will terminate at the Close of Business on the second Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Issuer has designated a Tax Redemption Date, a Holder that complies with the requirements for exchange set forth in clauses (i) through (iv) above will be deemed to have delivered a notice of its election to not have its Notes so redeemed.

The first Business Day on which a Holder complies with the relevant procedures for exchange set forth in clauses (i) through (iv) above shall be the “Exchange Date” with respect to such Note, and, subject to Section 7.03(c), any exchange of a Note will be deemed to occur at the Close of Business on the Exchange Date applicable to such Note. If, at any time, the last date on which any Note may be exchanged is not a Business Day, such Note may be exchanged on the immediately following Business Day. Except as set forth in Section 7.06(f) and Section 7.07(a), the Issuer shall pay and, if applicable, cause to be delivered the consideration due in respect of the Exchange Obligation on the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period.

(b) Holder of Record. If a Holder surrenders the entire principal amount of a Note for exchange, as of the Close of Business on the applicable Exchange Date, such Person will no longer be the Holder of such Note. If any Ordinary Shares are issuable upon the exchange of a Note, the Person in whose name such Ordinary Shares will be registered will become the holder of record of such Ordinary Shares at the Close of Business on the last VWAP Trading Day of the relevant Observation Period.

(c) Exchanges in Part. If a Holder surrenders only a portion of the principal amount of a Physical Note for exchange, promptly after the applicable Exchange Date, the Issuer, in accordance with Section 3.03, will execute, and the Trustee, in accordance with Section 3.03, will authenticate and deliver to such Holder, one or more new Physical Notes, each in an authorized denomination and having an aggregate principal amount equal to the unexchanged portion of the Physical Note exchanged in part.

(d) Interest upon Exchange; Reimbursement of Interest upon Exchange.

(i) Upon exchange, a Holder shall not receive any separate cash payment or additional Ordinary Shares for accrued and unpaid interest, if any, except as set forth below. The Issuer’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to make payments in respect of the Note being exchanged. As a result, accrued and unpaid interest, if any, on Notes being exchanged to, but not including, the Exchange Date, will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

(ii) Notwithstanding clause (i) above, if Holder surrenders a Note for exchange during the period from the Close of Business on a Regular Record Date to the Open of Business on the corresponding Interest Payment Date, the Holder of such Note as of the Close of Business on the Regular Record Date will receive the full amount of interest payable on such Note on the corresponding Interest Payment Date.

(iii) If a Holder surrenders a Note for exchange during the period from the Close of Business on a Regular Record Date to the Open of Business on the corresponding Interest Payment Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment:

(A) if the Exchange Date follows the Close of Business on the Regular Record Date immediately preceding the Maturity Date;

(B) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date;

(C) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; or

(D) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Note.

Therefore, for the avoidance of doubt, all record Holders on the Regular Record Date immediately preceding the applicable Redemption Date or the Maturity Date will receive the full interest payment due on the Redemption Date or the Maturity Date, as applicable, regardless of whether their Notes have been exchanged following such Regular Record Date.

(e) Taxes Due upon Exchange. If a Holder exchanges a Note, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Ordinary Shares upon exchange, unless the tax is due because the Holder requests that any Ordinary Shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(f) Tax Information upon Exchange of Physical Notes. If a Holder exchanges any Physical Note, the exchanging Holder shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information.

Section 7.03. Settlement Upon Exchange.

(a) Settlement Methods. Except to the extent otherwise provided in Sections 7.05(h), 7.06(f) and 7.07 hereof, upon exchange of any Note, the Issuer shall satisfy its Exchange Obligation by paying and/or, if applicable, causing to be delivered to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, together with cash, if applicable, in lieu of causing to be delivered any fractional Ordinary Shares in accordance with subsection 7.03(a)(i).

(i) Fractional Ordinary Shares. The Issuer shall not cause to be delivered any fractional Ordinary Shares upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional Ordinary Shares deliverable upon exchange based on the Daily VWAP for the last VWAP Trading Day of the relevant Observation Period.

(ii) Exchange of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for exchange on a single Exchange Date, the Issuer will calculate its Exchange Obligation with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(iii) Settlement of Accrued Interest and Deemed Payment of Principal. Notwithstanding anything to the contrary in this Indenture, if a Holder exchanges a Note, the Issuer will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note.

(b) Issuer’s Right to Elect the Cash Percentage. Except to the extent otherwise provided in Section 7.06(f) or 7.07 hereof:

(i) All exchanges for which the relevant Exchange Date occurs on or after March 1, 2028 will be settled using the same forms and amounts of consideration and all exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period will be settled using the same forms and amounts of consideration.

(ii) Except for any exchanges for which the relevant Exchange Date occurs on or after March 1, 2028 and any exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, the Issuer shall use the same forms and amounts of consideration for all exchanges with the same Exchange Date, but the Issuer shall not have any obligation to use the same forms and amounts of consideration with respect to exchanges with different Exchange Dates.

(iii) If, in respect of any Exchange Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Issuer elects to settle all or a portion of its Exchange Obligation in excess of the aggregate principal amount of the Notes being exchanged in cash in respect of such Exchange Date (or such period, as the case may be), the Issuer shall provide written notice to exchanging Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such election (the “Settlement Notice”) no later than the Close of Business on the Trading Day immediately following the relevant Exchange Date (or, in the case of (i) any exchanges for which the relevant Exchange Date occurs on or after March 1, 2028, no later than March 1, 2028 or (ii) any exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, in such Redemption Notice) and the Issuer shall indicate in such Settlement Notice the percentage of the Exchange Obligation in excess of the aggregate principal amount of the Notes being exchanged that shall be paid in cash (the “Cash Percentage”). If, with respect to any exchange of Notes, the Issuer does not timely make such an election, the Issuer shall no longer have the right to elect a Cash Percentage with respect to such exchange on such Exchange Date or during such period, as the case may be, and the Issuer shall be deemed to have elected a Cash Percentage of 0% with respect to such exchange.

(iv) For any exchange of Notes, the Daily Settlement Amounts, the Daily Net Settlement Amounts, the Daily Exchange Values and the Settlement Amount shall be determined by the Issuer promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts, the Daily Exchange Values and the Settlement Amount, as the case may be, and the amount of cash payable in lieu of causing to be delivered any fractional Ordinary Shares, the Issuer shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts, the Daily Exchange Values and the Settlement Amount, as the case may be, and the amount of cash payable in lieu of causing to be delivered fractional Ordinary Shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(v) Whenever an Exchange Date occurs with respect to a Note, the Exchange Agent will, as promptly as possible, and in no event later than Open of Business, on the Scheduled Trading Day immediately following such Exchange Date, deliver to the Issuer and the Trustee notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Notes exchanged on such Exchange Date and the names of the Holders that exchanged Notes on such Exchange Date.

(c) Surrender to Financial Institution in Lieu of Exchange.

Notwithstanding the provisions described above in this Section 7.03, in satisfaction of the Exchange Obligation, the Issuer may, at its election (a “Financial Institution Surrender Election”), direct the Exchange Agent to surrender, on or prior to the Trading Day following the Exchange Date, such Notes to one or more financial institution(s) designated by the Issuer in lieu of exchange (a “Financial Institution Surrender”). In order to accept any Notes surrendered for a Financial Institution Surrender, the designated financial institution(s) must agree to timely pay and, if applicable, deliver, in exchange for such Notes, cash up to the aggregate principal amount of such Notes and cash, Ordinary Shares or a combination of cash and Ordinary Shares, at the Issuer’s election, in respect of the remainder, if any, of the Issuer’s Exchange Obligation in excess of the aggregate principal amount of such Notes that would otherwise be due upon exchange in accordance this Section 7.03 (the “Exchange Consideration”) as is designated to the Exchange Agent in writing by the Issuer. If the Issuer makes a Financial Institution Surrender Election, before the Close of Business on the Trading Day immediately following the relevant Exchange Date, the Issuer shall (i) notify in writing the Holder surrendering its Notes for exchange, the Exchange Agent (if other than the Trustee) and the Trustee, that the Issuer has made the Financial Institution Surrender Election and (ii) notify the designated financial institution(s) of the relevant deadline for payment and, if applicable, delivery of the Exchange Consideration and the type of Exchange Consideration to be paid and, if applicable, delivered. No later than the second Business Day immediately following such Exchange Date, the Issuer must deliver (or cause the Exchange Agent to deliver) such Notes subject to Financial Institution Surrender, to the designated financial institution in lieu of exchange. If the designated financial institution(s) accepts any such Notes, it (or they) shall pay and, if applicable, deliver the Exchange Consideration to the Holders surrendering their Notes for exchange on the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period (or, if applicable, on the second Business Day immediately following the Exchange Date following the occurrence of any transaction described in, and in accordance with, Section 7.06(f) and Section 7.07(a)) in accordance with this Section 7.03. Any Notes exchanged by the designated financial institution(s) in a Financial Institution Surrender shall remain outstanding, subject to the Applicable Procedures of the Depositary. If the designated financial institution(s) agrees to accept any Notes for a Financial Institution Surrender but does not timely pay and, if applicable, deliver the related Exchange Consideration, or if such designated financial institution(s) does not accept the Notes for a Financial

Institution Surrender, the Issuer shall notify in writing the Trustee, the Exchange Agent (if other than the Trustee) and the Holders surrendering the Notes for exchange and the Issuer shall pay and, if applicable, cause the delivery of the relevant Exchange Consideration as if the Issuer had not made a Financial Institution Surrender Election. The Issuer’s designation of a financial institution(s) to which the Notes may be submitted for a Financial Institution Surrender does not require such institution to accept any Notes. The Issuer may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 7.04. Certain Provisions Related to Ordinary Shares Issued Hereunder.

(a) The Parent shall and the Issuer shall cause the Parent to provide, free from preemptive rights, out of the Parent’s authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery upon exchange of the Notes of a number of Ordinary Shares per $1,000 principal amount of Notes equal to the Maximum Exchange Rate).

(b) Each of the Parent and the Issuer covenants that all Ordinary Shares issued upon exchange of Notes will be fully paid and non-assessable by the Parent and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Parent shall cause to be listed and keep listed any Ordinary Shares issuable hereunder (whether upon exchange, under the terms of the Guarantees or otherwise) on whatever stock exchange(s) the Ordinary Shares are then listed on the date the exchanging Holder becomes a record holder of such Ordinary Shares.

(d) The Issuer and the Parent acknowledge that the allotment and issue of Ordinary Shares and the delivery of Ordinary Shares, if any, hereunder (whether upon exchange, under the terms of the Guarantee of the Parent or otherwise), by the Parent (or by the Depositary at the discretion of the Parent) will create an equivalent debt owing from the Issuer to the Parent. For the avoidance of doubt, upon the delivery of Ordinary Shares by the Parent in respect of an Exchange Obligation, the portion of such Exchange Obligation consisting of an obligation to deliver or cause to be delivered Ordinary Shares shall be deemed satisfied to the extent of the Ordinary Shares so delivered.

(e) Each of the Issuer and the Parent covenants that, if any Ordinary Shares to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon exchange, the Issuer and the Parent will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

Section 7.05. Adjustment of Exchange Rate.

The Issuer will adjust the Exchange Rate from time to time as described in this Section 7.05, except that the Issuer will not make any adjustments to the Exchange Rate for any transaction described in this Section 7.05 (other than in the case of (x) a share subdivision or share consolidation or (y) a tender or exchange offer) if each Holder participates in such transaction at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, without having to exchange its Notes as if it held a number of Ordinary Shares equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) Share Dividends and Share Splits. If the Parent exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all of the Ordinary Shares, or if the Parent effects an Ordinary Share subdivision or Ordinary Share consolidation, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	x	OS1
OS0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such Ordinary Share subdivision or Ordinary Share consolidation, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of Ordinary Shares in issue immediately prior to the Open of Business on such Ex-Dividend Date or such Effective Date; and

OS1	=	the number of Ordinary Shares in issue immediately after giving effect to such dividend, distribution, Ordinary Share subdivision or Ordinary Share consolidation.

Any adjustment made under this Section 7.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such Ordinary Share subdivision or Ordinary Share consolidation. If any dividend or distribution of the type described in this Section 7.05(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Parent’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Rights, Options, and Warrants. If the Parent issues to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than rights issued pursuant to a shareholder rights plan adopted by the Parent) entitling such holders, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	OS0 + X
OS0 + Y

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares in issue immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance of such rights, options or warrants.

Any increase made under this Section 7.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares are not delivered (including as a result of such rights, options or warrants not being exercised) after the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.05(b) and for purposes of Section 7.01(c)(i), in determining whether any rights, options or warrants entitle holders of Ordinary Shares to subscribe for or purchase Ordinary Shares at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices for the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Parent in good faith.

(c) Spin-Offs and Other Distributed Property.

(i) If the Parent distributes shares of the Parent’s Share Capital, evidences of its indebtedness, other assets or property of the Parent or rights, options or warrants (other than in connection with a shareholder rights plan prior to separation of the relevant rights) to acquire the Parent’s Share Capital or other securities of the Parent (the “Distributed Property”) to all or substantially all holders of the Ordinary Shares, excluding:

(A) dividends, distributions or issuances (including share subdivisions) as to which an adjustment was effected (or would have been effected but for the 1% exception) pursuant to Section 7.05(a) hereof or Section 7.05(b) hereof;

(B) dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would have been effected but for the 1% exception) pursuant to Section 7.05(d) hereof;

(C) any payment or delivery upon exchange or conversion of Ordinary Shares in connection with a Merger Event as described in Section 7.07;

(D) except as otherwise described under this Section 7.05(h), rights issued pursuant to a shareholder rights plan adopted by the Parent; or

(E) Spin-Offs as to which the provisions of Section 7.05(c)(ii) hereof shall apply,

then the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	SP0
SP0 - FMV

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Parent in good faith) of the Distributed Property distributed with respect to each outstanding Ordinary Share in issue on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Ordinary Shares and without having to exchange its Notes, the amount and kind of the Distributed Property that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution. Any increase in the Exchange Rate made under this Section 7.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 7.05(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Share Capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	FMV0 + MP0
MP0

where:

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Share Capital or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof as if references therein to Ordinary Shares were to such Share Capital or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Valuation Period; provided that, for any VWAP Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day in determining the Exchange Rate as of such VWAP Trading Day. If any dividend or distribution that constitutes a Spin-Off is not so paid, the Exchange Rate shall be decreased, effective as of the date the Parent’s Board of Directors determines not to pay such dividends or distributions, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 7.05(c) (and subject in all respect to Section 7.05(h)), rights, options or warrants distributed by the Parent to all holders of the Ordinary Shares entitling them to subscribe for or purchase shares of the Parent’s Share Capital, including the Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Ordinary Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 7.05(c) (and no adjustment to the Exchange Rate under this Section 7.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 7.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 7.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of the Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Exchange Rate was made in connection with such issuance).

For purposes of Section 7.05(a) hereof, Section 7.05(b) hereof and this Section 7.05(c), if any dividend or distribution to which this Section 7.05(c) applies includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 7.05(a) hereof also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 7.05(b) hereof also applies (the “Clause B Distribution”),

then, in either case, (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.05(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 7.05(c) with respect to such Clause C Distribution shall then be made, (ii) the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 7.05(a) and Section 7.05(b) hereof with respect thereto shall then be made, except that, if determined by the Parent, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Ordinary Shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “in issue immediately prior to the Open of Business on such Ex-Dividend Date or such Effective Date” within the meaning of Section 7.05(a) hereof or “in issue immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 7.05(b) hereof.

(d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares other than a regular, quarterly cash dividend that does not exceed $0.70 per share (the “Initial Dividend Threshold”), the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	x	SP0 – T
SP0 – C

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C	=	the amount in cash per Ordinary Share that the Parent distributes to all or substantially all holders of the Ordinary Shares.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Exchange Rate under this Section 7.05(d).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Ordinary Shares and without having to exchange its Notes, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution. Any such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers. If the Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), to the extent that the cash and value of any consideration other than cash (as determined by the Parent in good faith) included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Price of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	AC + (SP1 x OS1 )
OS0 x SP1

where:

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC	=	the aggregate value, on the date such tender or exchange offer expires, of all cash and any other consideration (as determined by the Parent in good faith) paid or payable for Ordinary Shares purchased in such tender offer or exchange offer;

OS0	=	the number of Ordinary Shares in issue immediately prior to the Close of Business on the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Ordinary Shares in issue immediately after the Close of Business on the date such tender offer or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase to the Exchange Rate under the preceding paragraph shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires; provided that, for any VWAP Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender offer or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender offer or exchange offer to, and including, such VWAP Trading Day in determining the Exchange Rate as of such VWAP Trading Day.

If the Parent or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer described in this Section 7.05(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) [Reserved].

(g) [Reserved].

(h) Rights Plan. To the extent that the Parent has a rights plan applicable to the Ordinary Shares in effect upon exchange of any Notes for which the relevant Cash Percentage is not 100%, the exchanging Holder shall receive, in addition to any Ordinary Shares received in connection with such exchange, the rights under such rights plan. However, if prior to any exchange, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Parent distributed to all or substantially all holders of the Ordinary Shares the Distributed Property as described in clause (c) of this Section 7.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Adjustments. Whenever a provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts or any functions thereof over a span of multiple days (including, without limitation, during an Observation Period and, if applicable, during the five Trading Day period used to determine the Ordinary Share Price), the Issuer will, in good faith, make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions under Sections 7.05(a) through (e)) to each to account for any event requiring an adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, the Effective Date or the expiration date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts or any functions thereof are to be calculated.

(j) Successive Adjustments. After an adjustment to the Exchange Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 will cause an adjustment to the Exchange Rate as so adjusted, without duplication.

(k) Limitations on Adjustments. Notwithstanding anything to the contrary in this Section 7.05, the applicable Exchange Rate shall not be adjusted:

(i) upon the issuance of any Ordinary Shares at a price below the applicable Exchange Price or otherwise, other than any such issuance described in Section 7.05(a), (b) or (c);

(ii) except as provided under Sections 7.05(a) through (e), upon the sale of Ordinary Shares for a purchase price that is less than the market price per Ordinary Share or less than the Exchange Price;

(iii) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(iv) upon the issuance of any Ordinary Shares or options, warrants or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Parent or any of its Subsidiaries (including pursuant to any evergreen plan);

(v) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) above and outstanding as of the Issue Date;

(vi) for share repurchases that are not tender or exchange offers referred to in Section 7.05(e), including structured or derivative transactions or pursuant to a share repurchase program approved by the Parent’s Board of Directors;

(vii) for a change solely in the nominal value of the Ordinary Shares; or

(viii) for accrued and unpaid interest, if any.

(l) Notwithstanding anything to the contrary in this Section 7.05, the Issuer shall not be required to make an adjustment in the Exchange Rate unless the adjustment would require a change in the Exchange Rate of at least 1.0%. However, the Issuer shall carry forward any adjustments that are less than 1.0% of the Exchange Rate and make such carried forward adjustments (i) when the aggregate of all such carried-forward adjustments equals or exceeds 1.0% and (ii) regardless of whether the aggregate adjustment is less than 1.0%, (A) upon the occurrence of a Fundamental Change or a Make-Whole Fundamental Change, (B) with respect to Notes exchanged on each Exchange Date for any such Notes (in the case of any exchange following a replacement of the Ordinary Shares by Reference Property consisting solely of cash) and on each VWAP Trading Day during any Observation Period for any such Notes, (C) on any date on which the Issuer delivers a Redemption Notice and (D) for any adjustments that have not been made prior to March 1, 2028, on March 1, 2028 (such provisions described in this sentence and the immediately preceding sentence, the “1% exception”). Adjustments to the applicable Exchange Rate will be calculated to the nearest 1/10,000th of an Ordinary Share.

(m) For purposes of this Section 7.05, subject to Section 7.05(c) hereof, the number of Ordinary Shares in issue at any time will include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares, but, so long as the Parent does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Parent, will not include Ordinary Shares held in the treasury of the Parent.

(n) Voluntary Adjustments.

(i) Incentive Increases. To the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market (or any other securities exchange on which the Parent’s securities are then listed), the Issuer is permitted to increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest.

(ii) Tax-Related Increases. To the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market (or any other securities exchange on which the Parent’s securities are then listed), the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of the Ordinary Shares or rights to purchase the Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event.

(o) Notices.

(i) Notice to Holders Prior to Certain Actions and Events. The Issuer shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Issuer is already required to deliver notice of such event containing at least the information specified below at an earlier time, or, (ii) neither the Issuer nor the Guarantors, at the time notice is required to be delivered, has knowledge of all of the information required to be included in such notice, in which case, the Issuer shall (A) deliver notice at such time containing only the information that it or the Guarantors has knowledge of at such time (if it or the Guarantors have knowledge of any such information at such time), and (B) promptly upon it or the Guarantors obtaining knowledge of any such information not already included in a notice delivered by the Issuer, deliver notice to each Holder containing such information. In each case, the failure by the Issuer to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(ii) Issuances, Distributions, and Dividends and Distributions. If the Parent (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 7.05(b) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(c) hereof (including any separation of rights from the Ordinary Shares described in Section 7.05(h) hereof or the occurrence of any Trigger Event); (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(a) or Section 7.05(d) hereof or (D) effects any Ordinary Share subdivision or Ordinary Share consolidation that would require an adjustment in the Exchange Rate pursuant to Section 7.05(a), then the Issuer shall provide written notice to the Holders, Exchange Agent (if other than the Trustee) and the Trustee reasonably promptly as possible following the applicable Ex-Dividend Date or Effective Date, as the case may be, which notice shall describe such issuance, distribution, dividend or distribution, Ordinary Share subdivision or Ordinary Share consolidation, as the case may be, and state the Ex-Dividend Date, Effective Date and record date for such issuance, distribution, dividend or distribution, Ordinary Share subdivision or Ordinary Share consolidation, as the case may be.

(iii) Tender and Exchange Offers. If the Parent announces any tender offer or exchange offer that could require an adjustment in the Exchange Rate pursuant to Section 7.05(e) hereof, the Issuer shall deliver notice thereof to the Holders on or promptly after the day the Parent publicly announces such tender offer or exchange offer.

(iv) Voluntary Increases. If the Issuer increases the Exchange Rate pursuant to Section 7.05(n), the Issuer shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective, the increased Exchange Rate and the period during which it will be in effect.

(v) [Reserved].

(vi) Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to this Section 7.05, the Issuer will (i) file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.

Section 7.06. Adjustments to Exchange Rate upon Exchange In Connection With a Make-Whole Fundamental Change or a Redemption.

(a) General. If (i) the effective date of a Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) occurs prior to the Maturity Date or (ii) the Issuer delivers a Redemption Notice pursuant to a Tax Redemption under Section 5.01(a) or a Provisional Redemption under Section 5.01(b), and, in each case, a Holder elects to exchange its Notes (or any portion thereof) “in connection with” such Make-Whole Fundamental Change or Redemption Notice, then in each case, the Issuer shall, in the circumstances described in this Section 7.06, increase the Exchange Rate applicable to the Notes so surrendered for exchange by a number of additional Ordinary Shares (the “Additional Shares”) as set forth in this Section 7.06. For purposes of this Section 7.06, an exchange of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the notice of the exchange of such Notes is received by the Exchange Agent during the period from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the Close of Business on the second Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition of Fundamental Change, the 35th Business Day immediately following the Make-Whole Fundamental Change Effective Date) (such period, the “Make-Whole Fundamental Change Period”). An exchange of Notes will be deemed for purposes of this Section 7.06 to be “in connection with” a Redemption Notice if the relevant Notes are Called Notes and the relevant Exchange Date occurs during the related Redemption Period. For the avoidance of doubt, if the Issuer elects to redeem less than all of the outstanding Notes in a Provisional Redemption, Holders of the Notes that are not Called Notes will not be entitled to exchange such Notes on account of the Redemption Notice and will not be entitled to an increased Exchange Rate pursuant to this Section 7.06 (on account of the Redemption Notice) during the applicable Redemption Period if such Notes are otherwise exchangeable pursuant to any provision of Section 7.01 and are exchanged during the related Redemption Period.

(b) Determination of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by reference to the table below, based on the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date (in each case, the “Effective Date”) and the price paid (or deemed paid) per Ordinary Share in the Make-Whole Fundamental Change or with respect to the Redemption Notice, as the case may be (the “Ordinary Share Price”). If the holders of Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Ordinary Share Price shall be the cash amount paid per Ordinary Share. Otherwise, the Ordinary Share Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date, as applicable. In the event that an exchange in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the applicable Redemption Notice Date or the Make-Whole Fundamental Change Effective Date, and the later event will be deemed not to have occurred for purposes of this Section 7.06.

(c) Adjustment of Ordinary Share Prices and Additional Shares. The Ordinary Share Prices set forth in the column headings of the table below will be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted pursuant to Section 7.05 hereof. The adjusted Ordinary Share Prices in the table below will equal the Ordinary Share Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the adjustment to the Ordinary Share Price and the denominator of which is the Exchange Rate in effect immediately after such adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Exchange Rate must be adjusted as set forth in Section 7.05 hereof.

(d) Additional Shares Table. The following table sets forth the number of Additional Shares by which the Exchange Rate will be increased per $1,000 principal amount of Notes for each Ordinary Share Price and Effective Date set forth below:

Ordinary Share Price
Effective Date	$63.44	$70.00	$82.47	$90.00	$107.21	$125.00	$150.00	$175.00	$200.00	$275.00
September 13, 2023	3.6376	2.8727	1.8721	1.4612	0.8477	0.4931	0.2324	0.1062	0.0437	0.0000
September 1, 2024	3.6376	2.8727	1.8721	1.4443	0.8004	0.4427	0.1930	0.0803	0.0289	0.0000
September 1, 2025	3.6376	2.8727	1.7842	1.3239	0.6780	0.3428	0.1287	0.0431	0.0096	0.0000
September 1, 2026	3.6376	2.7997	1.5495	1.0827	0.4760	0.2015	0.0551	0.0099	0.0000	0.0000
September 1, 2027	3.6376	2.4750	1.0988	0.6501	0.1859	0.0465	0.0016	0.0000	0.0000	0.0000
June 1, 2028	3.6376	2.1604	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. The exact Ordinary Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Ordinary Share Price is between two Ordinary Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate will be increased will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower Ordinary Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as the case may be;

(ii) if the Ordinary Share Price is greater than $275.00 per Ordinary Share (subject to adjustment in the same manner as the Ordinary Share Prices set forth in the column headings of the table above), no Additional Shares will be added to the Exchange Rate; and

(iii) if the Ordinary Share Price is less than $63.44 per Ordinary Share (subject to adjustment in the same manner as the Ordinary Share Prices set forth in the column headings of the table above), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate per $1,000 principal amount of Notes exceed 15.7629 Ordinary Shares, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 7.05 hereof (the “Maximum Exchange Rate”).

(f) Settlement of Exchanges “In Connection With” a Make-Whole Fundamental Change or a Redemption Notice. Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or a Redemption Notice, the Issuer shall satisfy its Exchange Obligation in respect of such exchanged Notes in accordance with Section 7.03, based on the Exchange Rate as increased to reflect the Additional Shares pursuant to the table set forth in Section 7.06(d); provided, however, that if the consideration for the Ordinary Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Make-Whole Fundamental Change Effective Date, the Exchange Obligation will be calculated based solely on the Ordinary Share Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the applicable Exchange Rate (including any increase to reflect the Additional Shares as described in this Section 7.06), multiplied by such Ordinary Share Price. In such event, the Exchange Obligation will be determined and paid to Holders in cash on the second Business Day following the Exchange Date. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Make-Whole Fundamental Change Effective Date and issue a press release announcing such Make-Whole Fundamental Change Effective Date no later than five Business Days after such Make-Whole Fundamental Change Effective Date.

(g) Nothing in this Section 7.06 shall prevent an adjustment to the Exchange Rate pursuant to Section 7.05 in respect of a Make-Whole Fundamental Change.

(h) Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. In the absence of an Officer’s Certificate being filed with the Trustee (and the Exchange Agent if not the Trustee), the Trustee may assume without inquiry that the Exchange Rate has not been adjusted and that the last Exchange Rate of which it has knowledge remains in effect.

Section 7.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In General. In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than (x) changes resulting from a subdivision or consolidation of the Ordinary Shares or (y) a change in par value);

(ii) any consolidation, merger, scheme of arrangement or offer or combination involving the Parent;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Parent and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each such event, a “Merger Event”), then at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes will be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (without giving effect to any dissenters’ rights) (the “Reference Property,” and the amount and kind of Reference Property that a holder of one Ordinary Share would have received in such Merger Event, a “Unit of Reference Property”) in such Merger Event; provided, however, that at and after the effective time of the Merger Event, (i) the amount otherwise payable in cash upon exchange of the Notes as set forth Section 7.03 will continue to be payable in cash; (ii) the Issuer or the successor or the acquiring company, as the case may be, shall continue to have the right to elect the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Exchange Obligation in excess of the principal amount of the Notes being exchanged as set forth in Section 7.03; (iii) the number of Ordinary Shares, if any, otherwise deliverable upon exchange of the Notes as set forth in Section 7.03 will instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Merger Event; and (iv) the Daily VWAP will be calculated based on the value of a Unit of Reference Property that a holder of one Ordinary Share would have received in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares. If the holders of Ordinary Shares receive only cash in such Merger Event, then for all exchanges that occur after the effective date of such Merger Event (i) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased as described under Section 7.06), multiplied by the price paid per Ordinary Share in such Merger Event and (ii) the Issuer shall satisfy its Exchange Obligation by paying cash to exchanging Holders on the second Business Day immediately following the Exchange Date. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average, if applicable, as soon as practicable after such determination is made.

(b) In connection with such Merger Event, the Issuer, the Guarantors or the successor or purchasing Person, as the case may be, shall execute with the Trustee, without the consent of the Holders, a supplemental indenture permitted under Section 14.01(f) providing for such change in the right to exchange each $1,000 principal amount of Notes. If, for any Merger Event, the Reference Property includes shares of stock, ordinary shares or other common equity interest, the supplemental indenture shall provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Article 7. If, for any Merger Event, the Reference Property includes ordinary shares, shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than any Guarantor, the Issuer or the successor or purchasing company, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person, if an Affiliate of any Guarantor, the Issuer or the successor or purchasing company, and shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Issuer to purchase their Notes upon a Fundamental Change as described in Article 8, as the Issuer reasonably considers necessary by reason of the foregoing.

(c) If the Issuer, the Guarantors or any successor or purchasing Person or other Person executes a supplemental indenture pursuant to Section 7.07(b) hereof, then the Issuer or such successor or purchasing Person or other Person, as applicable, shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the applicable Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. If, at the time such a supplemental indenture is executed, the Issuer cannot calculate the composition of a Unit of Reference Property because it is subject to a shareholder election, the Issuer may deliver notice of the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the Merger Event as promptly as practicable after it is able to make such calculation. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) Neither the Issuer nor the Guarantors shall become a party to any Merger Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash and Ordinary Shares, if any, as set forth in Sections 7.01, 7.02 and 7.03 prior to the effective date of such Merger Event.

(e) The above provisions of this Section 7.07 shall similarly apply to successive Merger Events.

(f) Upon the consummation of any Merger Event, references to “Ordinary Shares” shall be deemed to refer to any Reference Property that constitutes Share Capital after giving effect to such Merger Event.

(g) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ rights) is composed entirely of shares of common stock, other ordinary shares or other units of common equity interest (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one Ordinary Share would receive in such Merger Event (such quotient rounded down to the nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ rights) is composed entirely of non-stock consideration, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 7.08. No Responsibility of Trustee. The Trustee and the Exchange Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Exchange Agent will be responsible for any failure of the Issuer or the Guarantors, as applicable, to make any payment of cash or deliver, if applicable, any Ordinary Shares, upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer or Guarantors contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor the Exchange Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 hereof, including with respect to the calculation of the amount of cash, the number of Units of Reference Property or the combination of cash and Units of Reference Property receivable by Holders upon the exchange of their Notes after any Merger Event, and each, subject to the provisions of Article 11 in the case of the Trustee, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officer’s Certificate (which the Issuer, the Guarantors or any successor or purchasing Person or other Person, as applicable, will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE 8

PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01. Fundamental Change Permits Holders to Require the Issuer to Repurchase the Notes.

(a) General. If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time prior to the Maturity Date, then each Holder will have the right, at such Holder’s option, to require the Issuer to repurchase for cash, at the Fundamental Change Repurchase Price, all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Repurchase Date.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Issuer will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased. Any notes repurchased by the Issuer in connection with a Fundamental Change will be paid for in cash.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Issuer in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 or more than 35 Business Days following the Fundamental Change Notice Date for such Fundamental Change.

Section 8.02. Fundamental Change Notice.

(a) General. On or before the 20th calendar day after the occurrence of a Fundamental Change (other than an Exempted Fundamental Change), the Issuer shall deliver to each Holder, the Trustee and the Paying Agent (if other than the Trustee) a notice of the occurrence of such Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such delivery, the “Fundamental Change Notice Date”).

For any Fundamental Change (other than an Exempted Fundamental Change), the Fundamental Change Notice shall state:

(i) the events causing such Fundamental Change and whether such transaction is also a Make-Whole Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Issuer to repurchase its Notes as a result of such Fundamental Change under this Article 8;

(iv) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(v) the Fundamental Change Repurchase Date for such Fundamental Change;

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate as a result of the Fundamental Change;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that a Holder must follow to require the Issuer to repurchase a Note.

Simultaneously with delivering any Fundamental Change Notice, the Issuer shall publish a notice containing this information on the Parent’s website or through such other public medium as the Issuer may use at that time.

(b) Failure or Defect. Notwithstanding anything to the contrary contained elsewhere in this Indenture, neither the failure of the Issuer to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Issuer will limit the repurchase rights of any Holder under this Article 8 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 8.

(c) Certain Merger Events. Notwithstanding anything to the contrary contained elsewhere in this Indenture, the Issuer will not be required to deliver a Fundamental Change Notice, offer to repurchase or repurchase any Notes in connection with a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition thereof (or pursuant to clause (1) that also constitutes a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition thereof), if (i) such Fundamental Change constitutes a Merger Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become exchangeable (pursuant to Section 7.07 and, if applicable, Section 7.06) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Issuer timely sends the notice relating to such Fundamental Change required pursuant to Section 7.01(c)(ii)(C). Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 8.02(c), the Issuer is not required to offer to repurchase any Notes is referred to herein as an “Exempted Fundamental Change.”

Section 8.03. Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 8.01(a) hereof with respect to any Fundamental Change other than an Exempted Fundamental Change, a Holder must deliver to the Paying Agent, on or before the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date:

(i) a duly completed notice (a “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interest in Global Notes; and

(ii) the Notes that such Holder is surrendering for repurchase, (A) by book-entry transfer in compliance with the Applicable Procedures if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Physical Notes, and in the case of Physical Notes, together with any endorsements or other documents reasonably requested by the Paying Agent.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the portion of the principal amount of such Note to be repurchased, which must be $1,000 or an integral multiple thereof;

(ii) that such Note will be repurchased by the Issuer pursuant to the applicable provisions of this Article 8; and

(iii) if such Note to be repurchased is a Physical Note, the certificate number of such Note;

provided, however, that if the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

(c) Notices to Issuer. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of a Note, the Paying Agent (if other than the Issuer) will promptly deliver to the Issuer a copy of such Fundamental Change Repurchase Notice.

Section 8.04. Withdrawal of Fundamental Change Repurchase Notice.

(a) General. If a Holder delivers a Fundamental Change Repurchase Notice with respect to any Note, such Holder may withdraw such Fundamental Change Repurchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date. Any such withdrawal notice must state:

(i) the principal amount of the Notes to be withdrawn, which must be $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) the principal amount of the Notes, if any, that remains subject to the original Fundamental Change Repurchase Notice; and

(iii) if the Notes with respect to which such Fundamental Change Repurchase Notice pertained were Physical Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice, if any.

If the Notes with respect to which a Fundamental Change Repurchase Notice is to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Physical Note or a portion of a Physical Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Issuer. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent (if other than the Issuer) will promptly deliver to the Issuer a copy of such notice of withdrawal.

Section 8.05. Effect of Fundamental Change Repurchase Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of any Note, such Holder may no longer exchange such Note or portion of a Note, as the case may be, unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice.

(b) Timing of Payment. Except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice and so long as the Holder has satisfied the requirements described in Section 8.03, the Holder of Notes to which any Fundamental Change Repurchase Notice pertains shall be entitled to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Physical Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice, validly delivered in accordance with Section 8.03 hereof and not validly withdrawn in accordance with Section 8.04 hereof, then, at the Close of Business on the Fundamental Change Repurchase Date:

(i) the Notes surrendered for repurchase and not withdrawn will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(ii) all other rights of the Holders with respect to the Notes surrendered for repurchase and not withdrawn will terminate (other than the right to receive the Fundamental Change Repurchase Price, as applicable, and previously accrued and unpaid interest on such Notes).

Section 8.06. Notes Repurchased in Whole or in Part. If any Physical Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Issuer will execute, in accordance with Section 3.03, and the Trustee will authenticate, in accordance with Section 3.03, and deliver to the surrendering Holder, without a service charge, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Issuer will instruct the Registrar, in accordance with the Applicable Procedures, to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are repurchased or owned by the Issuer, whether or not in connection with a Fundamental Change will be submitted to the Trustee for cancellation and will be duly retired by the Issuer.

Section 8.07. Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 8, the Issuer will, if required, (i) comply with the provisions of the tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws applicable to it in connection with such repurchase offer.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date of this Indenture conflict with the provisions of this Indenture relating to the Issuer’s obligations to repurchase the Notes upon a Fundamental Change, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 8.08. Deposit Fundamental Change Repurchase Price. By 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer will deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 11.06) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Issuer is required to repurchase on such Fundamental Change Repurchase Date.

Section 8.09. Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 8, no Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer that would be cured by the Issuer’s payment of the Fundamental Change Repurchase Price, as applicable, with respect to such Notes).

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly surrendered in accordance with Section 8.03 hereof and has not been validly withdrawn in accordance with Section 8.04 hereof, and (ii) pursuant to this Section 8.09, the Issuer is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes. If a Holder surrenders a Note for purchase pursuant to this Article 8 and, on the Fundamental Change Repurchase Date, pursuant to this Section 8.09, the Issuer is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Physical Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 8.10. Repurchase by Third Party. Notwithstanding anything to the contrary in this Article 8, the Issuer will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Article 8 applicable to an offer by the Issuer to repurchase the Notes upon a Fundamental Change and such third party purchases all Notes validly surrendered and not withdrawn upon such offer in the manner, at the times, and otherwise in compliance with such requirements set forth in this Article 8 applicable to a purchase by the Issuer upon a Fundamental Change.

ARTICLE 9

EVENTS OF DEFAULT; REMEDIES

Section 9.01. Events of Default.

(a) General. Each of the following is an “Event of Default” with respect to the Notes:

(i) the Issuer shall fail to pay or cause to be paid an installment of interest, if any, on any of the Notes, which failure continues for 30 days after the date when due;

(ii) the Issuer shall fail to pay or cause to be paid the principal of any Note (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the Issuer shall fail to pay or, if applicable, cause the delivery of, when due, any consideration due upon exchange of the Notes in accordance with Article 7 hereof and such failure continues for five Business Days;

(iv) the Issuer shall fail to comply with its notice obligations under Article 8, Section 7.01(c) or Section 7.06 of this Indenture, and such failure continues for three Business Days;

(v) the Issuer or any Guarantor shall fail to comply with its respective obligations under Article 10 of this Indenture;

(vi) the Issuer or any Guarantor shall fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Notes or this Indenture and not otherwise explicitly provided for in this Section 9.01(a) for a period of 60 days after written receipt by the Issuer of notice of such failure from the Trustee or by the Issuer and the Trustee from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii) the Issuer, any Guarantor or any of the Parent’s other Significant Subsidiaries shall be in default with respect to any mortgage, agreement or other instrument under which there is issued, or by which there may be secured or evidenced, any indebtedness for money borrowed in outstanding principal amount in excess of $100,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Issuer, the Guarantors and/or any of the Parent’s other Significant Subsidiaries at any one time outstanding, whether such indebtedness exists as of the date hereof or shall thereafter be created (x) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date (after the expiration of all applicable grace periods) or (y) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (x) and (y), such acceleration shall not have been rescinded or annulled or such failure to pay shall have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 60 calendar days after written notice has been received by the Issuer, such Guarantor or such other Significant Subsidiary from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(viii) the Issuer, any Guarantor or any of the Parent’s other Significant Subsidiaries, pursuant to or within the meaning of the Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding to be adjudicated bankrupt or insolvent;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a receiver or examiner of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such a petition or the appointment of an examiner or the appointment or taking possession by a receiver; or

(G) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) grants relief against the Issuer, such Guarantor or such other Significant Subsidiary in an involuntary case or proceeding or adjudicates the Issuer, such Guarantor or such other Significant Subsidiaries insolvent or bankrupt;

(2) appoints a receiver or an examiner of the Issuer, such Guarantor or such other Significant Subsidiary for all or substantially all of the property of the Issuer, such Guarantor or such other Significant Subsidiaries; or

(3) orders the winding up or liquidation of the Issuer, such Guarantor or such other Significant Subsidiaries;

and, in each case, the order or decree remains unstayed and in effect for 90 consecutive days; or

(ix) Any Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Guarantee, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Article 15.

Section 9.02. Acceleration.

(a) Acceleration. If any Event of Default occurs and is continuing (other than an Event of Default specified in Section 9.01(a)(viii) hereof with respect to the Issuer or a Guarantor), the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of then outstanding Notes determined in accordance with Section 1.04 by written notice to the Issuer and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal amount of and accrued and unpaid interest on all the outstanding Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default specified in Sections 9.01(a)(viii) hereof occurs with respect to the Issuer or a Guarantor, 100% of the principal amount of and accrued and unpaid interest on all of the then outstanding Notes will automatically become due and payable without any further action or notice by any party.

(b) Rescission of Events of Default and/or Acceleration. The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 11.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this

Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 9.05, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and, if applicable, deliver, as the case may be, the consideration due upon exchange of the Notes.

Section 9.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon exchange of, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Section 9.04. Sole Remedy for Failure to Report.

(a) General. Notwithstanding anything to the contrary in the Notes or in this Indenture, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its reporting obligations as set forth under Section 4.07(a) (any such Event of Default, a “Reporting Default”), will, for the first 360 days after the occurrence of such Reporting Default, consist exclusively of the right to receive Additional Interest on the Notes (x) at a rate equal to 0.25% per annum of the principal amount of then outstanding Notes for each day during the first 180 days after the occurrence of such Reporting Default during which such Reporting Default is continuing and (y) at a rate equal to 0.50% per annum of the principal amount of then outstanding Notes from the 181st day until the 360th day following the occurrence of such Reporting Default during which Reporting Default is continuing.

(b) Issuer Election. In order to elect to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of a Reporting Default in accordance with Section 9.04(a) hereof, the Issuer must notify all Holders, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 360-day period. Any Additional Interest payable pursuant to this Section 9.04 will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 4.06(a) and Section 4.06(b), subject to Section 9.04(c)(iv).

(c) Limitation on Remedy.

(i) On the 361st day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such 361st day), the Notes will immediately be subject to acceleration in accordance with Section 9.02 hereof.

(ii) In addition, if a Reporting Default occurs and the Issuer fails to timely elect to pay Additional Interest pursuant to Section 9.04(b) hereof (or the Issuer elects to pays such Additional Interest but does not pay the Additional Interest when due), the Notes will immediately be subject to acceleration pursuant to Section 9.02 hereof.

(iii) Notwithstanding anything to the contrary herein, if the Issuer elects to pay the Additional Interest with respect to any Reporting Default, the Issuer’s election will not affect the rights of any Holder with respect to any other Event of Default.

(iv) In no event shall Additional Interest payable at the Issuer’s election pursuant to this Section 9.04, together with any Additional Interest payable pursuant to Section 4.06(a) as a result of the Parent’s failure to timely file any document or report as set forth therein, accrue at a rate in excess of 0.50% per annum on the Notes, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 9.05. Waiver of Defaults by Majority of Holder. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 1.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 9.01, (ii) a failure by the Issuer to pay and, if applicable, cause the delivery of, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Issuer, the Guarantors, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 9.05, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 9.06. Control By Majority. At any time, the Holders of a majority of the aggregate principal amount of the then outstanding Notes determined in accordance with Section 1.04 may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 11 and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it, in its sole discretion, against all losses, costs, liabilities and expenses caused by taking or not taking such action.

Section 9.07. Limitation on Suits. Subject to Article 11 hereof, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it, in its sole discretion, against any loss, cost, liability or expense. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and, if applicable, delivery of the consideration due upon exchange, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing;

(b) Holders of at least 25% of the aggregate principal amount of the then outstanding Notes have delivered to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and provided to the Trustee security or indemnity satisfactory to the Trustee, in its sole discretion, against any loss, cost, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 9.08. Rights of Holders to Receive Payment and to Exchange. Notwithstanding anything to the contrary elsewhere in this Indenture, each Holder shall have the right to receive payment and, if applicable, delivery, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, the Notes, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment and, if applicable, delivery and such right may not be impaired or affected without the consent of such Holder.

Section 9.09. Collection Suit by Trustee. If an Event of Default specified in Section 9.01(a)(i), 9.01(a)(ii) or 9.01(a)(iii) hereof occurs and is continuing or an acceleration pursuant to Section 9.02 occurs and has not been waived or rescinded, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon exchange of, the Notes, as the case may be, and to the extent lawful, any default interest on such amount and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 9.10. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 9.11. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their respective creditors or their respective property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.14. Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 9.15. Priorities. If the Trustee collects any money pursuant to this Article 9, it will pay out the money in the following order:

FIRST: to the Trustee (in all of its capacities), its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, Redemption Price for, Fundamental Change Repurchase Price for, Additional Amounts with respect to, accrued and unpaid interest on, and cash portion of the consideration due upon exchange of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Issuer or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 9.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Issuer will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 9.16. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 9.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 1.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, the Redemption Price, Fundamental Change Repurchase Price with respect to, Additional Amounts with respect to, or accrued and unpaid interest on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 7 hereof.

ARTICLE 10

CONSOLIDATION, MERGER, AMALGAMATION OR SALE OF ASSETS

Section 10.01. The Issuer May Consolidate, Etc., Only on Certain Terms. The Issuer shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, in a single transaction or in a series of related transactions (for the avoidance of doubt, subject to the Specified Reorganization Provision), unless:

(a) either (i) the Issuer shall be the continuing Person or (ii) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Issuer (the “Successor Issuer”) shall be a corporation organized or incorporated and validly existing under the laws of the Cayman Islands, the laws of Ireland or the laws of the United States of America or, in each case of the foregoing clause (ii), any State, province or district thereof (including the District of Columbia);

(b) the Successor Issuer expressly assumes the Issuer’s obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture, in form satisfactory to the Trustee;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d) the Issuer or the Successor Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 10.01.

Section 10.02. Guarantors May Consolidate, Etc., Only on Certain Terms. (x) Each Guarantor may not consolidate with or merge with or into any Person and (y) each Guarantor may not convey, transfer or lease all of or substantially all of its properties and assets in the aggregate to any Person in a single transaction or in a series of related transactions, in each case of clause (x) and (y), unless:

(a) either (i) the Issuer or a Guarantor shall be the continuing Person (or, in the case of clause (y) above, such properties and assets are directly or indirectly owned by a Guarantor (including, without limitation, through one or more Subsidiaries of a Guarantor) or (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Guarantor (the “Successor Guarantor”) shall be a corporation organized or incorporated and validly existing under the laws of the Cayman Islands, the laws of Ireland or the laws of the United States of America or, in each case of the foregoing clause (ii), any State, province or district thereof (including the District of Columbia);

(b) the Successor Guarantor, if applicable, shall expressly assume, by an indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee, all of the obligations of such Guarantor with respect to its Guarantee and this Indenture;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d) the Issuer, such Guarantor or the Successor Guarantor, as applicable, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 10.02.

Notwithstanding anything to the contrary in this Indenture, for the avoidance of doubt and without limitation, the Issuer may (a) cause Seagate Technology Unlimited Company to be liquidated or dissolved or (b) cause Seagate Technology Unlimited Company to be merged or consolidated with the Parent or any Subsidiary of the Parent, and in each case of the foregoing clauses (a) and (b) of this sentence, the Guarantee of Seagate Technology Unlimited Company shall be deemed to be released in connection with such liquidation, dissolution, merger or consolidation (provided that Seagate Technology Unlimited Company shall be released from any guarantees, if any, provided in respect of any existing capital markets debt securities of Issuer or Parent pursuant to which it is an obligor) (this paragraph, the “Specified Reorganization Provision”).

Section 10.03. Successor Substituted. (a) Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Issuer in accordance with Section 10.01, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Issuer had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

(b) Upon any consolidation of a Guarantor with, or merger of a Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of such Guarantor in accordance with Section 10.02, the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such Successor Guarantor had been named as a Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the relevant Guarantee and the Notes.

ARTICLE 11

THE TRUSTEE

Section 11.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;

(vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Trust Office had actual knowledge of such event;

(vii) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(viii) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 11.02. Notice of Defaults. The Trustee shall mail the Holders notice of any Default of which a Trust Officer of the Trustee has actual knowledge or is deemed to have notice under Section 11.03(i) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of a Default in the payment of principal (including the payment of the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or interest on, any Note or a Default in the payment and, if applicable, delivery of the consideration due upon exchange of any Note), the Trustee shall be protected in withholding such notice if and so long as a Trust Officer in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Issuer;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it, in its sole discretion, against any loss, costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney (at the reasonable expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(l) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer or the Guarantors, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05. Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

Section 11.06. Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 11.07. Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct, as adjudicated by a court of competent jurisdiction. The Issuer also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all fees, expenses, costs, damages, losses, liabilities, claims or expenses (including reasonable attorney’s fees and expenses and court costs) incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, as adjudicated by a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this trust or the enforcement of this Indenture including expenses and costs (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to indemnification, (including this Section 11.07) or in any other capacity hereunder (including, without limitation, in respect of any payment of the Redemption Price in connection with the ability of Holders to surrender Notes for exchange during the period specified in Section 7.01(d), as the case may be, in connection with the Issuer’s election to effect a Tax Redemption or a Provisional Redemption, as the case may be), including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, the Guarantors, a Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 9.15, funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Issuer under this Section 11.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(a)(viii) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08. Officer’s Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Holders, may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, subject to the provisions of Section 9.16, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Issuer or by any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture); or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.16, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Issuer or the Holders has removed the Trustee, the Trustee so removed may petition at the Issuer’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding as determined in accordance with Section 1.04 may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Issuer of such nomination, the Issuer objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Issuer, upon the terms and conditions and otherwise as in this Section 11.11 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Issuer (or the former trustee, at the written direction of the Issuer) shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Issuer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Issuer.

Section 11.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any sale, merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 11.15. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Issuer for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 12.01. Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, on each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 12.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

(c) Every Holder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 12.03. Reports By Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to this Indenture at the times and in the manner provided pursuant thereto.

(b) To the extent required pursuant to the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee in writing when the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01. Discharge of Liability on Notes. When (a)(i) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 3.08) for cancellation or (ii) the Issuer has deposited with the Trustee or caused to be delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash and Ordinary Shares, if any (solely to satisfy the Issuer’s Exchange Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Issuer and (b) the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent therefor have been satisfied, then, this Indenture will cease to be of further effect with respect to the Notes, the Notes will cease to be of further effect and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes; provided, however, that any obligation of the Issuer to the Trustee under Section 11.07 shall survive after the Notes are paid in full and there are no Notes outstanding. In lieu of taking possession of any Ordinary Shares, whether upon exchange or in connection with any discharge of this Indenture pursuant to Article 13 hereof, the Trustee may satisfy its obligation as Exchange Agent by working through the transfer agent of the Ordinary Shares from time to time as directed by the Issuer.

Section 13.02. Deposited Moneys to Be Held in Trust. Subject to Section 13.04 hereof, all cash, Ordinary Shares or a combination thereof, as applicable, deposited with the Trustee pursuant to Section 13.01 hereof will be held in trust for the sole benefit of the Holders, and such cash, Ordinary Shares or a combination thereof, as applicable, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash, Ordinary Shares or a combination thereof, as applicable, have been deposited with the Trustee.

Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all cash and Ordinary Shares, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and Ordinary Shares, if any.

Section 13.04. Repayment to the Issuer. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Issuer, will promptly turn over to the Issuer any cash or Ordinary Shares held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and Ordinary Shares, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and Ordinary Shares, and any Holder entitled to the payment of such cash or Ordinary Shares under the Notes or this Indenture must look to the Issuer or any Guarantor for payment as general creditor of the Issuer or such Guarantor.

Section 13.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any cash or Ordinary Shares in accordance with Section 13.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes and the Guarantors’ obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such cash, Ordinary Shares or a combination thereof, as applicable, in accordance with Section 13.02 hereof; provided, however, that if the Issuer pays the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and pays and, if applicable, causes the delivery of, the consideration due upon exchange of, such Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment or delivery from the Trustee or Paying Agent.

ARTICLE 14

SUPPLEMENTAL INDENTURES

Section 14.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder, including to:

(a) evidence a successor to the Issuer or any Guarantor and the assumption by that successor of the Issuer’s obligations or such Guarantor’s obligations, as applicable, under the Indenture and under the Notes;

(b) add to the Issuer’s or any Guarantor’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Guarantor;

(c) secure the Issuer’s obligations in respect of the Notes or any Guarantor’s obligations in respect of its Guarantee;

(d) cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture;

(e) add additional guarantees with respect to the Notes;

(f) in connection with any Merger Event, to provide that the Notes are exchangeable into Reference Property, subject to the provisions of Section 7.03 and make such related changes to the terms of the Notes to the extent expressly required by Section 7.07; or

(g) make any change that would not reasonably be expected to adversely affect the interests of the Holders (other than those of a Holder that has consented to such change) in the good faith opinion of the Board of Directors;

(h) conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum, as set forth in an Officer’s Certificate, to the extent that the Trustee has received an Officer’s Certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in such “Description of Notes” section;

(i) comply with the Applicable Procedures;

(j) increase the Exchange Rate as provided in the Indenture; or

(k) provide for the acceptance of appointment by a successor Trustee, Registrar, Paying Agent, Bid Solicitation Agent or Exchange Agent to facilitate the administration of the trusts under this Indenture by more than one Trustee.

Section 14.02. With Consent of Holders. With the written consent of the Holders of at least a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and, subject to the exceptions provided in Section 9.05 hereof, any Default or Event of Default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of a then outstanding Note affected, no amendment or supplement to this Indenture or the Notes may:

(a) reduce the rate of accrual of interest on any Note or change the time of payment of any installment of interest on any Note;

(b) make any of the Notes payable in money or securities other than that stated in the Note;

(c) change the Maturity Date of any Note;

(d) reduce the principal amount, Fundamental Change Repurchase Price or Redemption Price with respect to any of the Notes;

(e) make any change that adversely affects the rights of Holders to require the Issuer to repurchase the Notes at the option of the Holders upon a Fundamental Change;

(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note or with respect to the exchange of any Note;

(g) adversely affect the exchange rights of the Notes, including by modification to any of the notice provisions;

(h) change the percentage in aggregate principal amount of then outstanding Notes necessary to modify or amend this Indenture or to waive any past Default or Event of Default;

(i) adversely change the ranking of the Notes or the Guarantees;

(j) change the Issuer’s or any Guarantor’s obligations under Section 4.10;

(k) reduce the amount of Notes whose Holders must consent to an amendment or waiver or make any other change in this Article 14 that requires each Holder’s consent or in the waiver provisions in Section 9.02(b) or Section 9.05 and that is adverse to the Holders;

(l) release any Guarantor from the obligations of such Guarantor under its Guarantee or this Indenture, except as otherwise expressly contemplated in Article 15.

It will not be necessary for the consent of the Holders under this Section 14.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 14.03. Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to this Article 14 becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such amendment or supplement to this Indenture. However, the failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

Section 14.04. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer and Guarantors enforceable against the Issuer and Guarantors in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 15

GUARANTEES

Section 15.01. Guarantees. Each Guarantor hereby acknowledges and agrees that it receives substantial benefit from the Issuer and the issuance of the Notes and that the Guarantors are each providing a Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Each Guarantor hereby fully, unconditionally and irrevocably guarantees as a primary principal obligation and not merely as a surety to each Holder and to the Trustee and its successors and assigns:

(a) all payments and deliveries under or with respect to the Notes, including, but not limited to, payments of principal of (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), payments of interest on, and payments of cash and, if applicable, deliveries of Ordinary Shares (together with payments of cash in lieu of fractional Ordinary Shares) due upon exchange of, the Notes; and

(b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing under (a) and (b) of this Section 15.01 being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it and that it will remain bound under this Article 15 notwithstanding any extension or renewal of any Guaranteed Obligation.

The exercise by a Holder of a Note of the right to exchange that Note for Ordinary Shares (if any) in compliance with the provisions of this Indenture shall be deemed to constitute a demand for immediate repayment by the Issuer of that Note.

Each Guarantor waives presentation to, demand of, payment from and protest to it of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by:

(i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Guarantors or any other Person under this Indenture, the Notes or any other agreement or otherwise;

(ii) any extension or renewal of any thereof;

(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

(iv) the release of any security held by any Holder or the Trustee for the obligations of any of them;

(v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or

(vi) except as set forth in Section 15.05, any change in the ownership of the Guarantors.

Each Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Section 15.05, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, this Indenture, the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

Each Guarantor further agrees that its respective Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment and/or delivery with respect to any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Issuer to make any payment and/or delivery with respect to any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, upon exchange or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith (A) pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Issuer due to the Holders and the Trustee and (B) pay, or cause to be paid, cash and, if applicable, deliver, or cause to be delivered, Ordinary Shares (together with payments of cash in lieu of fractional Ordinary Shares) due upon exchange of the Notes to the Holders or the Trustee in respect of the Guaranteed Obligations.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 9 for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 9, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 15.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article 15.

Section 15.02. Successors and Assigns. This Article 15 shall be binding upon the Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 15.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 15 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 15 at law, in equity, by statute or otherwise.

Section 15.04. Modification. No modification, amendment or waiver of any provision of this Article 15, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 15.05. Release of Guarantors and Termination of Guarantee. If a Guarantor merges or consolidates in a transaction permitted by Section 10.02 and such Guarantor is not the continuing Person in such transaction, or if a Guarantor liquidates or dissolves in a transaction permitted by Section 10.02 (including pursuant to the Specified Reorganization Provision), then, in each case, the Guarantee of such Guarantor shall automatically be terminated upon the consummation of such transaction and shall no longer have any effect from such time without any further action required on the part of the Trustee or any Holder. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such termination.

ARTICLE 16

MISCELLANEOUS

Section 16.01. Official Acts by Successor Corporation. Any act or proceeding pursuant to any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or any Guarantor, as applicable, shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or any Guarantor.

Section 16.02. [Reserved].

Section 16.03. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 16.04. Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 16.05. No Recourse against Others. Except to the extent provided otherwise herein, an incorporator, director, officer, employee, Affiliate or shareholder of the Issuer or the Guarantors, solely by reason of this status, shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 16.06. Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.07. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 16.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 16.10. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 16.11. Calculations. Except as otherwise provided herein, the Issuer will be responsible for making all calculations called for under this Indenture or the Notes (including, without limitation, determinations of the Ordinary Share Price (for purposes of determining the Additional Shares pursuant to Section 7.06), the Last Reported Sale Prices of the Ordinary Shares, the Trading Price of the Notes (for purposes of determining whether the Notes are exchangeable as described herein), the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, the Daily Net Settlement Amounts, accrued interest payable on the Notes and the Exchange Rate of the Notes). The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification and each of the Trustee and the Exchange Agent shall not have any duty with respect to, or bear any responsibility for, such calculations or the correctness thereof. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder at the sole cost and expense of the Issuer.

Section 16.12. Waiver of Jury Trial. EACH OF THE ISSUER, EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 16.13. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Each of the Issuer and each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b) Each of the Issuer and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Issuer and the Guarantors hereby appoints Seagate Technology (US) Holdings, Inc., as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated herein or therein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York. The Authorized Agent hereby accepts such appointment and agrees to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors.

Section 16.14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of each of the Issuer and the Guarantors with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Issuer and the Guarantors, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agree to pay to the Issuer and/or the Guarantors, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Person.

Section 16.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, labor dispute, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, disease, epidemic or pandemic, quarantine, national emergency or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 16.17. Electronic Signatures. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative)), in English. This Indenture (and to any document executed in connection with this Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. The Issuer and the Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SEAGATE HDD CAYMAN, as Issuer

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Chief Financial Officer

SEAGATE TECHNOLOGY HOLDINGS PLC, as Guarantor and Parent

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Executive Vice President and Chief Financial Officer

SEAGATE TECHNOLOGY UNLIMITED COMPANY, as Guarantor

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Executive Vice President and Chief Financial Officer of Seagate Technology plc and Authorized Signatory

[Signature Page to the Indenture – Trustee]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Scott Little
Name: Scott Little
Title: Vice President

EXHIBIT A

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)

AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SERIES OF NOTES UPON THE EXCHANGE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY (THE “ISSUER”) OR ANY SUBSIDIARIES THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE ISSUER AND THE TRANSFER AGENT FOR THE ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-1

EXHIBIT B

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

SEAGATE HDD CAYMAN

3.50% Exchangeable Senior Notes due 2028

To:	Computershare Trust Company, National Association

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of Notes to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount not subject to Tax Redemption (if less than all):

$ , 000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

A-2